Exhibit 10.2

OFFICE LEASE

LANDLORD:  CROWN CARNEGIE ASSOCIATES, LLC,  a Delaware limited liability company

TENANT:  ITERIS, INC., a Delaware corporation

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Article 32: Satellite Dishes	96

Article 33: Right of First Offer	100

EXHIBITS:

EXHIBIT A	PREMISES
EXHIBIT A-1	FIRST OFFER SPACE
EXHIBIT A-2	PATIO AREA
EXHIBIT B	RULES AND REGULATIONS
EXHIBIT C	NOTICE OF LEASE TERM DATES AND TENANT’S
PROPORTIONATE SHARE
EXHIBIT D	TENANT WORK LETTER’
EXHIBIT E	INTENTIONALLY OMITTED
EXHIBIT F	TEST LANE & PARKING
EXHIBIT G	JANITORIAL SPECIFICATIONS
EXHIBIT H	ESTOPPEL
EXHIBIT I	SNDA

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OFFICE LEASE

Basic Lease Provisions

The following Basic Lease Provisions are incorporated in and made a part of the Lease to which it is attached.  If there is any conflict between the Basic Lease Provisions and the Lease, the Basic Lease Provisions shall control.

Date (for reference
purposes only):	May 24, 2007

Landlord:	CROWN CARNEGIE ASSOCIATES, LLC, a Delaware limited liability company.

Tenant:	ITERIS, INC., a Delaware corporation.

Premises (Article 2):

The space on the first and second floors of the Project, outlined in Exhibit A, containing approximately 52,116 rentable square feet in the aggregate, and 47,252 usable square feet in the aggregate (as measured using Building Owners and Managers Association (“BOMA”) American National Standard Z65.1-1996 as a guideline) (of which approximately 39,482 rentable square feet and 35,482 usable square feet are located on the first floor of the Project and commonly referred to as Suite 100 (“Suite 100”), and of which approximately 12,634 rentable square feet and 11,770 usable square feet are located on the second floor of the Project and commonly referred to as Suite 200 (“Suite 200”)).

Project:	That certain office building whose address is 1700 East Carnegie Avenue, Santa Ana, California 92705, consisting of approximately 76,516 rentable square feet.

Development:	The multi-building project commonly known as Freeway Corporate Park, with an aggregate of approximately 128,266 rentable square feet, as the same may be adjusted by Landlord from time to time.

Lease Term (sometimes referred
to in the Lease as the “Term”)
(Article 1):	Eighty-eight months (see below).

Commencement Date:

Subject to the following provisions of this paragraph, the earliest of (i) the date Tenant first commences to conduct business in any portion of the Premises, (ii) the date of Substantial Completion of the Tenant Improvements (as each such term is defined in the Work Letter Agreement attached hereto as Exhibit ”D”), or (iii) September 17, 2007 (the “9/17 Date”) (regardless of the degree of construction of the Tenant Improvements). It is understood, however, that the above Commencement Date assumes a delivery of Suite 200 to Tenant on or before July 1, 2007. If Suite 200 is delivered to Tenant after July 1, 2007, then (a) there shall be two (2) Commencement Dates under this Lease (which could, however, still occur on the same day), as follows: (1) the Commencement Date for Suite 100 shall be the earliest of (i) the date Tenant first commences to conduct business in any portion of Suite 100, (ii) the date of Substantial Completion of the portion of the Tenant Improvements to be constructed in Suite 100, or (iii) the 9/17 Date (regardless of the degree of construction of the Tenant Improvements); and (2) the Commencement Date for Suite 200 shall be the earliest of (i) the date Tenant first commences to conduct business in any portion of Suite 200, (ii) the date of Substantial Completion of the portion of the Tenant Improvements to be constructed in Suite 200 pursuant to Exhibit “D”, or (iii) the Suite 200 Hard Date (as defined below) (regardless of the degree of construction of the Tenant Improvements); the “Suite 200 Hard Date” is defined as the 9/17 Date, plus the number of days during the period (if any) between July 1, 2007 and the date of the delivery of Suite 200 to Tenant (or any earlier date delivery would have occurred absent delays in delivery caused by Tenant or any of the Tenant Parties, as defined in Section 9.5 below); for example, if Suite 200 was delivered to Tenant on July 5, 2007, then the Suite 200 Hard Date would be September 20, 2007 (i.e., 9/17, plus the 3 days attributable to 7/2, 7/3 and 7/4).  In the event the two (2) Commencement Dates occur on different dates, then during the period in which only one (1) Commencement Date has occurred, Base Rent, parking rights and Tenant’s Share shall be equitably adjusted by Landlord during such period based on the portion of the Premises for which the Commencement Date has occurred, provided that the full amount of the Monthly Amortized Additional Allowance and the Monthly Amortized HVAC Costs (as each such term is defined in Section 2.1 of Exhibit “D” attached hereto) shall be fully payable, without reduction, commencing on the initial Commencement Date.

Expiration Date:

The date immediately preceding the eighty-eight (88) month anniversary of the initial Commencement Date; provided, however, that if the initial Commencement Date is a date other than the first day of a month, the Expiration Date shall be the last day of the month which is eighty-eight (88) months after the month in which the initial Commencement Date falls, unless extended or earlier terminated pursuant to this Lease.

Base Rent

(Article 3) (subject to increase under Section 2.1 of Exhibit “D” attached hereto):

		Monthly Base Rent per
Lease Year	Monthly Base Rent	Rentable Square Foot
1	$101,626.20	$1.95
2	$104,232.00	$2.00
3	$106,837.80	$2.05
4	$109,443.60	$2.10
5	$112,049.40	$2.15
6	$114,655.20	$2.20
7	$117,261.00	$2.25
8	$119,866.80	$2.30

Tenant’s Share:	68.111% with respect to the Project (and 40.631% with respect to the Development)

Base Year:	Calendar Year 2008.

Parking (Article 13):

One hundred seventy (170) unreserved parking spaces, in accordance with the provisions set forth in Article 13 below, and other uses of the Parking Lot in accordance with the provisions set forth in Section 8.3 of this Lease.

Security Deposit (Article 5):	$131,853.48.

Permitted Use:
(Article 8):

Subject to the terms of this Lease (including, without limitation, Article 8 of this Lease), and all zoning and other laws, rules, regulations, codes and ordinances, and matters of record, general business office use, and use for light manufacturing and distribution of automotive sensors and roadway sensors/ancillary equipment, all consistent with the character of a first-class office building, and no other use. For the purposes of this Lease, (i) automotive sensors are electronic devices mounted in or on a car or truck that acquire images of the environment in or around a vehicle and process the images to acquire information to provide driver alerts, operate automotive equipment, or perform similar functions; and (ii) roadway sensors/ancillary equipment are electronic devices mounted at intersections or along roadways that acquire images of the roadway and process the images to acquire information for operating traffic signals or for traffic information, management and control purposes.

Rent Payment Address (Article 3):	c/o Crown Realty & Development, Inc.
18201 Von Karman Avenue, Suite 950
Irvine, California 92612

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Attn: Property Management

Landlord’s Address (Article 28):	c/o Crown Realty & Development, Inc.
18201 Von Karman Avenue, Suite 950
Irvine, California 92612
Attn: Property Management

Landlord’s Broker (Section 31.1):	Grubb & Ellis

Tenant’s Broker (Section 31.1):	Cushman & Wakefield

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LEASE

This Lease (together with the Basic Lease Provisions and Exhibits “A” through “I” which are incorporated into the Lease by this reference, collectively the “Lease”) is made as of the date specified in the Basic Lease Provisions, by and between CROWN CARNEGIE ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and ITERIS, INC., a Delaware corporation (“Tenant”).  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, upon the terms and conditions set forth in this Lease.

Article 1 - Term.

1.1                                 The Term of this Lease shall commence on the initial Commencement Date as set forth in the Basic Lease Provisions and shall end on the Expiration Date set forth in the Basic Lease Provisions.  If Landlord does not deliver possession of the Premises to Tenant on or before any estimated Commencement Date (or any other date), Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, with the first Lease Year commencing on the initial Commencement Date; however, (a) if the initial Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the eleventh (11th) month after the initial Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date.

Notwithstanding the foregoing, if Suite 200 has not been delivered to Tenant on or prior to August 31, 2007 (the “Deadline Date”) (as such date may be extended, as set forth in the last sentence of this paragraph), then, as Tenant’s sole and exclusive remedy, Tenant shall receive one (1) day’s credit of Monthly Base Rent for Suite 200 only against Monthly Base Rent next due under this Lease for Suite 200 for each day, if any, that occurs during the period, if any, falling after the Deadline Date and prior to the delivery of Suite 200 to Tenant.  Notwithstanding the foregoing or anything to the contrary set forth in this Lease, the Deadline Date shall be extended one (1) day for each day on which there is any delay in the delivery of Suite 200 to Tenant caused by the acts or omission of Tenant or any of the Tenant Parties or Force Majeure (as defined in Article 25 below).

1.2                                 Landlord hereby grants the original Tenant named in this Lease (“Original Tenant”) one (1) option (the “Option”) to extend the Lease Term for a period of five (5) years (the “Option Term”), which Option shall be exercisable only by written notice delivered by Tenant to Landlord as set forth below.  The rights contained in this Section 1.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or transferee of the Original Tenant’s interest in this Lease) if the Original Tenant occupies the entire Premises as of the date of Tenant’s Acceptance (as defined below).

1.2.1                        The rent payable by Tenant during the Option Term (“Option Rent”) shall be equal to the “Market Rent” (defined below).  “Market Rent” shall mean the applicable Monthly Base Rent, including all escalations, Direct Expenses, additional rent and other charges at which tenants, as of the commencement of the Option Term, are leasing non-renewal, non-sublease, non-equity space comparable in size, location and quality to the Premises for a term comparable to the Option Term, which comparable space is located in the Project and in office buildings comparable to the Project in the “Airport Area” sub-market in the Orange County, California office market taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant.

1.2.2                        The Option shall be exercised by Tenant only in the following manner:  (i) Tenant shall not be in default, and shall not have been in default under this Lease more than twice beyond any applicable notice and cure periods, on the delivery date of the Interest Notice and Tenant’s Acceptance; (ii) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Lease Term, stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord’s receipt of Tenant’s written notice, Landlord shall deliver notice (“Option Rent Notice”) to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within ten (10) business days after receipt of the Option Rent Notice (“Tenant’s Acceptance”), and upon, and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice.  Tenant’s failure to deliver the Interest Notice or Tenant’s Acceptance on or before the dates specified above shall be deemed to constitute Tenant’s election not to exercise the Option.  If Tenant timely and properly exercises its Option, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice, unless Tenant, concurrently with Tenant’s acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined, as set forth in Section 1.2.3 below.

1.2.3                        If Tenant timely and appropriately objects to the Market Rent in Tenant’s Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement within twenty-one (21) days following Tenant’s Acceptance (“Outside Agreement Date”), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (a) through (d).  The cost of arbitration shall be paid by Landlord and Tenant equally.

(a)                                  Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of commercial office properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements set forth above.

(b)                                 The two (2) arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(c)                                  The three (3) arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rent, and shall notify Landlord and Tenant thereof.  The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(d)                                 If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.  If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth herein.

1.3                                 Subject to the timely vacation and surrender of the exiting tenant in Suite 200, and subject to the acts or omissions of Tenant (or any Tenant Parties) and Force Majeure (as defined in Article 25), Landlord shall use commercially reasonable efforts to deliver Suite 200 to Tenant on or before July 1, 2007.

Article 2 – Premises: Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in the Basic Lease Provisions.  Upon the request of the other party, Tenant and Landlord shall deliver to each other a Commencement Letter in a form substantially similar to that attached hereto as Exhibit “C”, within ten (10) business days of receipt thereof; provided that failure to execute and deliver the Commencement Letter shall not in any way affect the validity of this Lease, or any of the terms of this Lease.  Tenant hereby agrees that, except for latent defects in the structure of the Premises, and subject to Landlord’s obligations under Section 6.1 below, the Premises shall be taken “as is”, “with all faults”, “without any representations or warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant’s purposes.  Landlord hereby represents that, to Landlord’s actual knowledge, as of the date of this Lease, Landlord has not received written notice from a governmental entity stating that the Premises are in violation of applicable laws relating to the Premises.  Except as expressly set forth in the preceding sentence, Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition.  The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit “D” and made a part hereof.  The existing leasehold improvements in the Premises as of the date of this Lease, together with the Tenant Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the “Tenant Improvements”.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition, except for latent defects in the structure of the Premises, and Landlord’s obligations under Section 6 below.  Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

Article 3 – Base Rent:

3.1                                 Tenant agrees to pay to Landlord during the Term hereof, at Landlord’s rent payment address set forth in the Basic Lease Provisions or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the monthly sums set forth the Basic Lease Provisions (together with the Monthly Amortized Additional Allowance, if any, and the Monthly Amortized HVAC Costs), payable in advance on the first day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated.  Notwithstanding the foregoing, the first full month’s Base Rent shall be paid by Tenant to Landlord concurrently with Tenant’s execution of this Lease.

3.2                                 Provided that Tenant is not then in material default under this Lease beyond any applicable notice and cure periods, and has not been in material default under this Lease beyond any applicable notice and cure periods, Tenant shall be credited with the payment of monthly Base Rent with respect to the Premises for the second (2nd) through fifth (5th) full calendar months immediately following the final Commencement Date (for a total Base Rent credit under this paragraph of $406,504.80, subject to the terms hereof).  No such Base Rent credit shall reduce the amount of Additional Rent (or the Monthly Amortized Additional Allowance, if any, or the Monthly Amortized HVAC Costs) or other amounts which are otherwise payable by Tenant under this Lease.  Tenant understands and agrees that the foregoing Base Rent credit is conditioned upon Tenant’s not being in material default under this Lease beyond any applicable notice and cure periods.

Article 4 – Payment of Operating Expenses and Tax Expenses:

4.1                                 The term “Base Year” means the calendar year set forth in the Basic Lease Provisions.  If, in any calendar year during the Lease Term, the “Direct Expenses” (as hereinafter defined) paid or incurred by Landlord shall be higher than the Direct Expenses for the Base Year, Tenant shall pay an additional sum for  each such subsequent calendar year equal to the product of Tenant’s Share (set forth in the Basic Lease Provisions) multiplied by such increased amount of Direct Expenses.  In the event either the Premises and/or the Project is expanded or reduced, then Tenant’s Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant’s Share for such calendar year shall be determined on the basis of the number of days during that particular calendar year that such Tenant’s Share was in effect.  In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum of Direct Expenses payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty five (365). Any and all amounts due and payable by Tenant pursuant to this Lease (other than Base Rent) shall be deemed “Additional Rent” and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Base Rent payments.

4.2                                 As used herein the term “Direct Expenses” shall mean the sum of Tax Expenses and Operating Expenses, as each such term is defined below.

4.2.1                        “Operating Expenses” means all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding cabling and wiring, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers’ compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding cabling and wiring and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, heating, ventilating, air conditioning, carpentry, window washing, hired services, a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant’s fees incurred in the preparation of rent adjustment statements, legal fees, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners’ association pertaining to the Project, capital expenditures incurred to effect economies of operation of, or stability of services to, the Project and capital expenditures required by government regulations, laws, or ordinances including, but not limited to the Americans with Disabilities Act; the cost of all charges for electricity, gas, water, heating, ventilation and air conditioning and other utilities furnished to the Project; the cost of all charges for fire and extended coverage, liability and all other insurance in connection with the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a commercially reasonable property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project.  In the event, during any calendar year, the Project is less than one hundred percent (100%) occupied at all times, Operating Expenses shall be adjusted to reflect the Operating Expenses of the Project as though one hundred percent (100%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Expenses as so adjusted.

Operating Expenses shall not include:

(A)                              Any ground lease rental;

(B)                                Costs incurred by Landlord for the repair of damage to the Project, to the extent that Landlord is reimbursed by insurance proceeds;

(C)                                Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

(D)                               Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(E)                                 Marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters of intent, leases, subleases and/or assignments and space planning costs;

(F)                                 Reserves for bad debts;

(G)                                Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same unreasonably exceeds a competitive cost given the quality of such goods and/or services;

(H)                               Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project (except as permitted above);

(I)                                    Landlord’s general corporate overhead expenses;

(J)                                   Advertising and promotional expenditures;

(K)                               The cost of any electric power for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Project contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Project shall be “grossed up” to reflect what those costs would have been had each tenant in the Project used the Project-standard amount of electric power;

(L)                                 Management fees substantially in excess of those management fees which are normally and customarily charged by landlords of comparable buildings in the vicinity of the Project;

(M)                            Costs arising from Landlord’s charitable or political contributions;

(N)                               Costs for the acquisition of (as contrasted with the maintenance of) sculptures, paintings or other objects of art;

(O)                               Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants;

(P)                                 Capital improvements, except for those (i) acquired in Landlord’s reasonable judgment to reduce Operating Expenses (amortized at an annual rate which when added to interest costs is reasonably calculated to equal the amount of Operating Expenses saved in each calendar year throughout the Lease Term), together with interest at 9% per annum, compounded, and/or (ii) incurred after the date of this Lease in order to comply with any governmental law, rule, code, ordinance or regulation, provided that such capital costs shall be amortized over their useful lives, as determined by generally accepted accounting principles, together with interest at 9% per annum, compounded;

(Q)                               Any travel expenses;

(R)                                Any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(S)                                 Any “finders fees”, brokerage commissions, job placement costs or job advertising cost;

(T)                                Costs of earthquake insurance (unless earthquake insurance is maintained in the Base Year or unless Operating Expenses during the Base Year are grossed up to reflect the amount of Operating Expenses which would have been incurred by Landlord during the Base Year had Landlord carried earthquake insurance);

(U)                               Costs of terrorism insurance (unless terrorism insurance is maintained in the Base Year or unless Operating Expenses during the Base Year are grossed up to reflect the amount of Operating Expenses which would have been incurred by Landlord during the Base Year had Landlord carried terrorism insurance);

(V)                                Costs incurred to (i) comply with laws relating to the removal of any Hazardous Material, as that term is defined in Article 14 of this Lease, which was in existence on the Project prior to the initial Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto, and (ii) to remove, remedy, contain, or treat any Hazardous Material, which Hazardous Material is brought onto the Project after the date hereof by Landlord or any other tenant of the Project, and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto;

(W)                           The cost of repairs or other work occasioned by fire, windstorm or other casualty reimbursed to Landlord, other than as part of Operating Expenses;

(Y)                                Costs resulting from the correction of any latent construction defects in the initial construction of all or any portion of the Project or Development, or any condition of the Project that is, as of the date of this Lease, not in compliance with applicable laws, codes, rules or regulations existing as of the date of this Lease;

(Z)                                Monetary rental concessions or lease buyouts;

(AA)                    The costs of tenant improvements for, or decorating, painting or redecorating space (exclusive of common areas) for, the interior of premises of any other tenants or other occupants of the Project or Development;

(BB)                        Overhead or profit paid to Landlord, subsidiaries or affiliates of Landlord, for services on or to the Project or Development if and to the extent the cost therefor materially and unreasonably exceeds competitive costs for such services in comparable buildings located within five (5) miles of the Project;

(CC)                        All items, services and/or goods for which Tenant or any other tenant, occupant, person or other party reimburses Landlord directly, other than as part of Operating Expenses or similar pass-through amounts;

(DD)                      Legal fees expended by Landlord in connection with negotiating and entering into any leases and any related instruments (including, without limitation, guaranties, surrender agreements, leasing amendments and consents to assignment or subletting) with any tenant or other occupant of any portion of the Project or Development, and the enforcement of any such instruments; or which are expended or incurred by Landlord in connection with the negotiation and entering of sale, ground lease, financing, partnership or similar transactions pertaining to the Project or Development;

(EE)                          Wages, salaries and other compensation paid to executives of Landlord, in their capacities as executives;

(FF)                          The cost of defending against claims in regard to the existence or release of Hazardous Materials by Landlord at the Project or Development; and

(GG)                        Interest, penalties or damages incurred by Landlord for late payment of taxes or assessments or under any agreement to which Landlord is a party by reason of the breach or default of Landlord.

Landlord further agrees that since one of the purposes of Operating Expenses and the gross-up provision is to allow Landlord to require Tenant to pay for the cost attributable to its Premises, Landlord agrees that (i) Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of 100% of the Operating Expenses actually paid/incurred by Landlord, and (ii) Landlord shall make no profit from Landlord’s collection of Operating Expenses.  The foregoing does not limit any management fees that may be charged by Landlord under this Lease.

4.2.2                        “Tax Expenses means any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the “Real Property”) or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Expenses or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Expenses, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom (but not for federal and state income taxes to the extent applicable to Landlord’s general or net income), or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Direct Expenses.”  In no event shall Tax Expenses included in Direct Expenses for any year subsequent to the Base Year be less than the amount of Tax Expenses included in Direct Expenses for the Base Year.  In addition, when calculating Tax Expenses for the Base Year, special assessments shall only be deemed included in Tax Expenses for the Base Year to the extent that such special assessments are included in Tax Expenses for the applicable subsequent calendar year during the Lease Term.  Notwithstanding the foregoing, there shall be excluded from Tax Expenses all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, and federal and state income taxes to the extent applicable to Landlord’s general or net income (unless a substitute for any of the foregoing).

4.2.3                        If for any calendar year ending or commencing within the Term, Tenant’s Share of Direct Expenses for such calendar year exceeds Tenant’s Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.2.4                        Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current calendar year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Share of Direct Expenses for such calendar year, which shall be based upon the Estimate, to Tenant’s Share of Direct Expenses for the Base Year.  The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from subsequently enforcing its rights to collect any Estimated Excess under this Section 4.2, once such Estimated Excess has been determined by Landlord.  If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of monthly Base Rent due, a fraction of the Estimated Excess for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 4.2.4).  Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator.  Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.2.5                        In addition, Landlord shall use commercially reasonable efforts to give to Tenant as soon as reasonably practicable following the end of each calendar year (and Landlord shall use commercially reasonable efforts to do so by April 1 of each calendar year), a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any, of the Excess.  Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, with its next installment of monthly Base Rent due, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess.  If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant’s next installments of Estimated Excess.  Subject to the last sentence of this Section 4.2.5, the failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Section 4.2, once such Statement has been delivered.  Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the Direct Expenses for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Section 4.2.  The provisions of this Section 4.2 shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding the immediately preceding sentence, (A) Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any calendar year which are first billed to Tenant more than two (2) years after the expiration of the applicable calendar year, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time (provided that Landlord delivers Tenant a bill for such amounts within two (2) years following Landlord’s receipt of the bill therefor), and (B) Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any calendar year which are first billed to Tenant more than eighteen (18) months after the expiration of the Term (as the same may be extended), provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time (provided that Landlord delivers Tenant a bill for such amounts within eighteen (18) months following Landlord’s receipt of the bill therefor).

4.2.6                        Those Direct Expenses attributable to the Development as a whole (and not attributable solely to any individual building therein) may, in Landlord’s discretion, be allocated by Landlord, in good faith, to the Project and to the other buildings within the Development on an equitable basis.

4.2.7                        Within six (6) months after receipt of a Statement by Tenant (“Review Period”), if Tenant disputes the amount set forth in the Statement, a certified public accountant that is a partner in Tenant or an independent certified public accountant (which accountant is a member of a nationally, regionally or locally recognized accounting firm and is hired on a non-contingency fee basis) designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices, provided that Tenant is not then in default after expiration of all applicable cure periods  of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence.  Notwithstanding the foregoing, Tenant shall only have the right to review Landlord’s records one (1) time during any twelve (12) month period.  Tenant’s failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.  If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord’s standard accounting practices, at Tenant’s expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm, which certification shall be binding upon Landlord and Tenant.  Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based.  However, if such certification by the accountant proves that the Direct Costs set forth in the Statement were overstated by more than five percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord, up to the amount of the overstatement in question.  Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.  Tenant agrees that this paragraph shall be the sole method to be used by Tenant to dispute the amount of any Direct Costs payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

Article 5 – Security Deposit:  Tenant shall deposit with Landlord the sum set forth in the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant.  If Tenant defaults under any provision of this Lease beyond any applicable notice and cure periods, including but not limited to the payment of rent, Landlord may use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its full amount.  Tenant agrees that Landlord shall not be required to keep the security deposit in trust, segregate it or keep it separate from Landlord’s general funds, but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit.  Within thirty (30) days after the expiration or earlier termination of the Lease Term, and provided there exists no default by Tenant hereunder that has not been cured within any applicable cure period, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to Tenant’s “Transferee”, as such term is defined in Article 10 below).  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide, among other things, that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 4 above, all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon termination of this Lease under Section 1951.2 of the California Civil Code and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any of the Tenant Parties.

Article 6 – Repairs and Maintenance:

6.1                                 Subject to Tenant’s obligations under Section 2.1.3 of Exhibit “D”, Landlord shall maintain, as part of Operating Expenses, the structural portions of the Project, including the foundation, floor/ceiling slabs, roof, roof membrane, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and common areas (including common area restrooms), and shall also maintain and repair the base building mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems, all in a manner consistent of that at comparable first-class office buildings in Orange County, California (“Comparable Buildings”).  Except as may be set forth to the contrary in this Lease (including, without limitation, in Section 6.2 below), Tenant shall not be required to make any repair to, modification of, or addition to any such Project structure and/or systems, except and to the extent required because of Tenant’s Alterations or improvements, Tenant’s breach of this Lease or Tenant’s occupancy or use of all or a portion of the Premises for other than normal and customary business office operations.  The management of the Building shall be conducted by Landlord, an affiliate of Landlord or a third-party management company and shall be consistent with that at Comparable Buildings.

6.2                                 Except as expressly provided as Landlord’s obligation in Section 6.1 above, Tenant shall keep the Premises in good condition and repair, normal wear and tear excepted.  All damage or injury to the Premises or the Project or Development resulting from the act or negligence of Tenant, any of the Tenant Parties, or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project or Development as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs.  Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within thirty (30) days (or such shorter time as may be reasonably necessary in the event of emergency) from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within five (5) business days from invoice from Landlord.  Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant’s request.  Except as may be set forth to the contrary in this Lease, Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

Article 7 – Utilities; Services:

7.1                                 Subject to Tenant’s obligations under Section 2.1.3 of Exhibit “D”, Landlord agrees to furnish to the Premises, at a cost to be included in Operating Expenses, from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, excepting holidays (i.e., New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving and Christmas Day), air conditioning and heat all in such reasonable quantities as reasonably necessary for the comfortable occupancy of the Premises.  In addition, Landlord shall, as part of Operating Expenses, provide electric current for normal lighting and normal office machines, elevator service and water on the same floor as the Premises for lavatory and drinking purposes in such reasonable quantities as reasonably necessary for general office use and in compliance with applicable codes.  Subject to the last paragraph of this Section 7.1 below, janitorial services shall be furnished as part of Operating Expenses five (5) days per week, excepting local and national holidays, substantially in accordance with Exhibit “G” attached hereto (with reasonable modifications from time to time by Landlord).  Such janitorial services shall be consistent with those provided at comparable buildings in the general market area.  Tenant shall comply with all reasonable, non-discriminatory rules and regulations which Landlord may establish for the proper functioning and protection of the common area air conditioning, heating, elevator, electrical, intrabuilding cabling and wiring and plumbing systems.  Landlord shall not be liable for, and, except to the extent set forth in Section 7.7 below, there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause.  Except as specifically provided in this Article 7, Tenant agrees to pay for all utilities and other services utilized by Tenant and any additional building services furnished to Tenant which are not uniformly furnished to all tenants of the Project, at the rate generally charged by Landlord to tenants of the Project for such utilities or services.  If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under this Section 7.1, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its reasonable discretion.  Additionally, Landlord may cause an electric current meter or submeter to be installed in or about the Premises to measure the amount of any such excess electric current consumed by Tenant in the Premises.  The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such excess electric current consumed by any such use as shown by said meter at the rates charged for such service by the city in which the Project is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.  Without limiting the foregoing, in connection with any computer server room(s) in the Premises, and/or any environment chamber room(s) under Section 7.2 below, in the Premises, Landlord may cause an electric current meter or submeter to be installed in or about the Premises to measure the amount of any such excess electric current consumed by Tenant in connection therewith.  The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such electric current consumed by any such use as shown by said meter at the rates charged for such service by the city in which the Project is located or the local public utility, as the case may be, furnishing the same, plus any additional actual expense (without a Landlord administrative fee) incurred by Landlord in keeping account of the electric current so consumed.  Additionally, with respect to any metered or submetered power under this Lease, Landlord may, in its sole and absolute discretion, require that Tenant contract directly for and timely pay (prior to delinquency) all such power charges, together with any taxes, penalties, surcharges or similar charges relating to the same.

If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in this Section 7.1, Tenant shall give Landlord such advance notice as Landlord shall reasonably require, and Tenant shall pay Landlord’s standard charge for such after-hours use (currently $50.00 per hour, subject to increase from time to time, provided that such charge shall not be subject to increase during the initial Term).

Notwithstanding anything to the contrary set forth in the Lease, but subject to the terms of this paragraph, during the Term, Tenant may, upon not less than thirty (30) days’ prior written notice to Landlord elect  to have janitorial services not be furnished by Landlord to the Premises, and in such event (a) Landlord shall have no obligation whatsoever with respect to janitorial services to the Premises; (b) Tenant shall, at Tenant’s sole cost and expense, contract directly with a janitorial service provider reasonably approved in advance by Landlord (“Tenant’s Janitorial Provider”) to provide janitorial services to the Premises (and Tenant shall, at its sole cost and expense, keep the Premises in a neat and clean condition at all times), and Landlord shall have no obligation to provide any janitorial services to the Premises; and (c) subject to the last two (2) sentences of this paragraph, Operating Expenses shall not include Tenant’s Janitorial Costs (defined below) and Operating Expenses for the Base Year  shall not include Tenant’s Janitorial Costs; the term “Tenant’s Janitorial Costs” shall mean the amount of cost savings Landlord determines it has achieved as a result of Landlord’s janitorial service provider not performing janitorial services in the Premises.

7.2                                 Tenant will not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.  Notwithstanding the foregoing, provided Tenant does not disturb other tenants of the Project or Development or interfere with Landlord or other tenants of the Project or Development, subject to the terms of this Lease, all laws, rules, regulations, codes and ordinances, matters of record, insurance requirements, and Landlord’s safety requirements (without any representation or warranty by Landlord as to safety), Tenant may, at Tenant’s sole cost and expense, use in the Premises a room(s) in the Premises for “environment chambers” (together with a related drain pipe and source of filtered water installed by Tenant, at its sole cost and expense), meaning  ovens, that do not use Hazardous Materials, used to simulate certain physical environments in connection with vehicle safety and performance testing.

7.3                                 If any lights, machines or equipment (including but not limited to computers and computer systems and appurtenances) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, as reasonably documented by Landlord, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord within thirty (30) days after demand by Landlord.

7.4                                 Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Project, and Tenant shall have the right to contract directly with the providers of its choice.  If Tenant wishes to contract with  or obtain service from any provider which does not currently serve the Project or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider.  In considering the installation of any new or additional telecommunications cabling or equipment at the Project, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Project, the impact of the proposed installations upon the Project and its operations and the available space and capacity for the proposed installations.  Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Project or the business operations of other tenants or occupants of the Project.  In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Project.  All such installations shall be subject to Landlord’s prior approval and shall be performed in accordance with the terms of Article 11 below.  If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

7.5                                 Subject to Section 7.1 above, Tenant shall not have the right to contract directly with any provider of electrical power.  Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant (including by communicating with Southern California Edison) in connection with any of Tenant’s additional power or transformer upgrade requirements for the Premises; provided, however, notwithstanding anything to the contrary in this Lease (including, without limitation, under Exhibit “D”), all costs and expenses in connection with the same, including, without limitation, in connection with any upgrade, improvement or increase in electrical/power availability, capacity, transformers or systems shall be at Tenant’s sole cost and expense.

7.6                                 Tenant acknowledges that Landlord’s election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Project is solely within Landlord’s discretion; Landlord and the Landlord Parties (defined in Article 9 below) shall have no liability in connection with the provision, or lack, of such services.  Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes, except to the extent of property damage caused by the gross negligence or willful misconduct of Landlord.

7.7                                 If Tenant is prevented from using, and does not use, the Premises or a substantial portion thereof as a result of any negligent failure by Landlord to provide services to the Premises that Landlord is required to provide under Section 7.1 above, and such failure did not result from a casualty covered by Article 16 below and did not arise out of or result from, directly or indirectly, the breach of this Lease by Tenant or the negligence or willful misconduct of Tenant or any of the Tenant Parties (a “Prevention Event”), then Tenant shall give written notice of such Prevention Event to Landlord.  If the Prevention Event continues for three (3) consecutive business days (the “Prevention Period”) after Landlord’s receipt of Tenant’s written notice, then Basic Rental shall be abated or reduced after expiration of the Prevention Period, for such time that Tenant continues to be so prevented from using, and does not use (as a direct result of the Prevention Event in question), the Premises or a substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (as a direct result of the Prevention Event in question), bears to the total rentable area of the Premises, provided that, subject to the foregoing provisions of this subsection (i), Basic Rental shall be abated completely (for such time that Tenant is prevented from using the Premises as a direct result of the Prevention Event in question) if the portion of the Premises that Tenant is prevented from using, and does not use, as a direct result of the Prevention Event in question, is so significant as to make it impractical for Tenant to conduct its business in the Premises and Tenant does not, in fact, for that reason, conduct its business in the Premises.

Article 8 – Use:

8.1                                 Tenant shall use and occupy the Premises only for the use set forth in the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to unreasonably interfere with or infringe upon the rights of other tenants or occupants in the Project.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project (excluding structural changes to the Project not related to Tenant’s particular use of the Premises), and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant.  Tenant shall not permit more than eight (8) people per one thousand (1,000) rentable square feet of the Premises to occupy the Premises on a regular basis.  Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters, and Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article 8.  Tenant shall not commit or allow to be committed or exist: (A) any waste, (B) any public or private nuisance, or (C) any act or condition which violates any of Landlord’s contracts of which Tenant has notice affecting any or all of the Project, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, unreasonably interferes in any way with the business of Landlord or with any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Project, or causes any impairment or reduction of the good will or reputation of the Project.

8.2                                 Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project.  Tenant agrees to pay Landlord, within thirty (30) days after demand, the amount of any increase in premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant.  If Tenant installs upon the Premises any electrical equipment which causes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense, in accordance with all other Lease provisions (specifically including, but not limited to, the provisions of Articles 7 and 11 of this Lease), make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading.  Tenant shall, at its own expense, comply with all insurance requirements applicable to the Premises including without limitation, the installation of fire extinguishers.

8.3                                 Provided Tenant is not in default under this Lease beyond applicable notice and cure periods, and provided Tenant does not disturb other tenants of the Project or Development or interfere with Landlord or other tenants of the Project or Development, subject to the terms of this Lease, all laws, rules, regulations, codes and ordinances, matters of record, insurance requirements, and Landlord’s safety requirements (without any representation or warranty by Landlord as to safety), during the Lease Term, (1) Tenant shall be permitted to use one (1) forklift in the Premises for the purpose transporting goods from the loading area at the Premises into the Premises (provided that Tenant may not use such forklift in the front of the Premises or in any common areas of the Project or Development other than the parking lot depicted on Exhibit “F” attached hereto), and (2) Tenant shall have the right to (a) use up to five (5) of Tenant’s unreserved parking spaces allocated to Tenant under this Lease, which spaces shall be as designated by Landlord in good faith (the “Test Target Area”), on a periodic basis so that Tenant may set up test targets to test and operate roadway sensor and ancillary equipment from time to time reasonably approved by Landlord, (b) use up to eighteen (18) of Tenant’s unreserved parking spaces allocated to Tenant under this Lease, which spaces shall be as designated by Landlord in good faith, on a periodic basis so that Tenant may install (subject to reasonable written consent of Landlord with respect to the plans and specifications therefor), a fenced area for overnight parking of up to eighteen (18) vehicles, including, but not limited to, a bucket truck, arrow board trailer and stake bed truck or trailer (the “Fenced Area”), (c) use one (1) lane in the back of the parking lot serving the Building, in a location designated by Landlord in good faith within a portion of the general area depicted on Exhibit “F” attached hereto (the “Lane Test Area”), on a periodic basis so that Tenant may test and operate certain automotive sensors mounted in vehicles temporarily parked or standing in the test lane, and (d) install roof and/or light pole mounted cameras, which locations shall be as designated by Landlord in good faith to test and operate roadway sensor and ancillary equipment, all in a manner, and at times, from time to time reasonably approved by Landlord.  The Test Target Area, Fenced Area, Lane Test Area and Camera Test Area are referred to collectively herein as the “Test Area”.  Notwithstanding anything to the contrary, any parking spaces used or allocated to Tenant under this Section 8.3 shall reduce the amount of parking spaces otherwise available to Tenant under this Lease.  Additionally, Tenant shall ensure, at its sole cost and expenses, that (1) Landlord and its agents and managers have access to the Fenced Area at all times (and are given keys and all other access devices relating thereto), and (2) during the hours of 7:00 a.m. through 6:00 p.m., the Fenced Area shall be open such that there is ready and continuously available free access for vehicles of other tenants (and other parties designated by Landlord) through the Fenced Area.  Without limiting the foregoing, Tenant acknowledges and agrees that the general locations depicted on Exhibit “F” attached hereto are acceptable for the applicable depicted Test Area.  Notwithstanding the foregoing, (i) Tenant may not use the Test Area for any purpose whatsoever, other than that set forth above in this Section 8.3; without limiting the foregoing, Tenant may not store, leave overnight or leave unattended any equipment or other property in any of the Test Area, except the Camera Test Area and except for overnight parking in the Fenced Area; provided, however, notwithstanding the foregoing or anything to the contrary in this Lease, Landlord shall not be responsible in any manner to secure or protect any of Tenant’s equipment or property, and shall not be responsible for theft, damage or vandalism; (ii) Tenant may not use or store any Hazardous Materials in the Test Area; (iii) all of Tenant’s obligations, liabilities and duties (but not rights) under this Lease (including, without limitation, all insurance obligations and indemnities) shall apply to the Test Area as if it were part of the Premises, but Landlord shall have no liabilities, obligations, duties or responsibilities whatsoever in connection with the Test Area or Test Activities; (iv) Tenant shall reimburse Landlord, within ten (10) business days after demand (which demand may be made from time to time and at any time) for all reasonable and verifiable costs and expenses incurred by Landlord in connection with the Test Area and/or Tenant’s activities relating to the Test Area (the “Test Activities”); (v) Tenant shall immediately, at its sole cost and expense, repair and restore any damage relating to the Test Activities; (vi) Tenant shall ensure that the Test Activities do not cause any noise, vibration, dust, danger, nuisance, odor or any other disturbance; (vii) Tenant shall, at its sole cost and expense, ensure that the Test Activities do not materially and unreasonably interfere with the ingress or egress of other tenants or users of the Project (or other property designated by Landlord), including, without limitation, for trucks and trailers; (ix) Tenant shall carry additional insurance reasonably designated from time to time by Landlord or its lender with respect to the Test Area and/or Test Activities; (x) the Test Area shall be used by Tenant on an “as is”, “with all faults”, without any representations or warranties, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Test Area and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Test Area or the suitability of same for Tenant’s purposes; Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Test Area or with respect to the suitability of the same for the conduct of Tenant’s business; (xi) Tenant’s use of the Test Area shall be subject to coordination and reasonable scheduling with Landlord; (xii) Landlord may use the Test Area for any purposes that do not materially and unreasonably interfere with Tenant’s rights under this Section 8.3; (xiii) all equipment, placement of equipment, and testing methods and procedures, in the Test Area shall be subject to the prior written reasonable approval of Landlord; (xiv) Tenant shall, at its sole cost and expense, at all times maintain all approvals, licenses and permits required for the Test Activities (and Landlord shall have no obligation in connection therewith); Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease; (xv) the Test Activities shall not adversely affect any building roof, place material loads on any roof or affect or invalidate any roof warranty.  and (xv) if Tenant violates the terms of this Section 8.3 and does not cure the violation within three (3) days after receipt of written notice from Landlord, or if Tenant violates the terms of this Section 8.3 more than three (3) times in any twelve (12) month period, then Landlord may immediately revoke Tenant’s rights under this Section 8.3.  Tenant’s use of the Test Area shall be in strict accordance and comply with the terms of this Lease, Landlord’s reasonable rules and regulations and all applicable laws, rules, regulations, codes, ordinances and statutes, insurance requirements, Landlord’s safety requirements (without any representation or warrant as to safety), industry standards and matters of record.  Landlord may, in its good faith discretion, from time to time relocate the Test Area or any portion thereof, so long as the same does not materially and unreasonably interfere with Tenant’s rights under this Section 8.3.

8.4           Outdoor Patio Areas.  Subject to Landlord’s reasonable rules and regulations promulgated by Landlord and subject to compliance with applicable governmental requirements (including, without limitation, Tenant’s obtaining any necessary governmental approvals and permits, at Tenant’s sole cost), Tenant shall have the right to (a) use the area depicted on Exhibit A-2 attached hereto for installation (subject to the terms of this Lease, including, without limitation, Article 11)  and use of a patio area (the “1st Floor Patio Area”), as an incident to Tenant’s primary permitted use, for the convenience of Tenant’s employees, subject to the provisions of this Section 8.4, and (b) use the patio area (the “2nd Floor Patio Area”), in the approximate location depicted on Exhibit A-2 attached hereto, as an incident to Tenant’s primary permitted use, for the convenience of Tenant’s employees, subject to the provisions of this Section 8.4.  The 1st Floor Patio Area and 2nd Floor Patio Area are referred to collectively herein as the “Patio Area”.  All of Tenant’s obligations, duties and liabilities (but not rights) with respect to the Premises shall apply to the Patio Area (as if the Patio Area were part of the Premises), including, without limitation, all of Tenant’s indemnity and insurance obligations; provided, however, Landlord shall have no obligations, liabilities or responsibilities whatsoever with respect to the Patio Area (including, without limitation, with respect to lighting, cleaning and services).  Tenant, at its sole cost and expense, shall be responsible for maintaining and repairing the Patio Area (including all furniture and any plants located therein) in a neat, clean and orderly condition at all times.  The location of tables, chairs, waste receptacles or any other items Tenant desires to locate in the Patio Area shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld; provided that items so maintained in the Patio Area by Tenant shall be at Tenant’s risk and Landlord shall not be responsible for such items.  The Patio Area shall be used by Tenant in its existing as-is condition, with all faults. Without limiting the foregoing, all items in the Patio Area shall be subject to the prior consent of Landlord.  The Patio Area use shall not create any objectionable noise, disturbances, crowds or odors at the Premises, Project, as determined by Landlord.  Smoking shall not be permitted on or around the Patio.  Without limiting the foregoing, Tenant shall (a) be responsible for promptly cleaning any spills or waste in the Patio Area occasioned by consumption of food items; (b) scrub and wash all tables, chairs, and furnishings used by it in the Patio Area to prevent build-up from food spills, dusts, dirt and other substances; and (c) cause the trash containers located within the Patio Area to be emptied on a regular basis and keep and maintain all containers and furniture and other property in a clean and attractive condition and appearance at all times.

Article 9 – Insurance; Indemnity:

9.1           Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage:  (i) Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) in the annual aggregate, including products liability coverage if applicable, owners and contractors protective coverage, blanket contractual coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in this Article 9; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker’s Compensation coverage as required by law; (iv) business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months; and (v) a policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than Five Million Dollars ($5,000,000.00) per occurrence.  Tenant shall carry and maintain during the entire Lease Term (including any option periods, if applicable), at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 9 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably required by Landlord.  Deductibles under Tenant’s insurance policies shall not exceed $50,000.00 per occurrence.

Notwithstanding the foregoing provisions of this Section 9.1, any property insurance required to be carried by Tenant pursuant to this Section 9.1 may be carried in whole or in part under a plan of self-insurance maintained by Tenant, which addresses the risks and liability exposures intended to be covered by the property insurance required by this Section 9.1, provided that (a) Tenant maintains a net worth equal to One Hundred Million Dollars ($100,000,000) or more, (b) Tenant provides to Landlord from time to time, upon Landlord’s request therefor, evidence reasonably satisfactory to Landlord of such net worth, and (c) the self-insurance program does not violate any laws, rules, regulations, code or ordinances.  In addition, whether or not Tenant self-insures, all references to insurance proceeds in this Lease shall be deemed to include any and all deductibles and proceeds of self-insurance which shall be payable to the same extent, in the same amounts and to the party entitled to the same, as if actual policies of insurance set forth in this Section 9.1 had been obtained.  Such self-insurance shall be treated as if Tenant actually carried a policy containing the required insurance.  For example, the waiver of subrogation provisions set forth in this Lease shall apply to such self-insurance.  The provisions of this paragraph shall be personal to the Original Tenant and shall not apply to any assignee, sublessee or other transferee of Tenant’s interest in this Lease.

9.2           The aforementioned minimum limits of policies and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder.  The Commercial General Liability Insurance policy shall name Landlord, Landlord’s property manager, Landlord’s lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s).  All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide.  Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer except for the ten (10) days notice for cancellation due to non-payment of premium.  All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder.  Tenant shall, prior to the expiration of such policies, furnish Landlord with renewals or binders.  Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant within thirty (30) days after demand with interest (at the rate set forth in Article 19 below) from the date such sums are extended.  Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

9.3           Landlord shall, as a cost to be included in Operating Expenses, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of at least ninety percent (90%) of the full replacement costs.  Additionally, Landlord may  carry:  (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance; and (iv) any other forms of insurance Landlord may deem appropriate or any lender may require.  The costs of all  insurance and deductibles carried or incurred by Landlord shall be included in Operating Expenses.

9.4           Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Project or the Premises to the extent that Landlord’s insurance policies then in force insure against such damage or destruction and permit such waiver and only to the extent of insurance proceeds actually received by Landlord for such damage or destruction.  Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant’s insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction.

9.5           Tenant shall indemnify, defend, protect, and hold harmless Landlord and Landlord’s partners, members, affiliates, agents, managers, directors and employees (the “Landlord Parties”) from any and all losses, costs, damages, expenses and liabilities (including without limitation court costs and reasonable attorneys’ fees) (“Claims”) incurred in connection with or arising from any cause in, on or about the Premises, any violation by Tenant of any of the requirements, ordinances, statutes, regulations or other laws, including, without limitation, any environmental laws, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or its affiliates, subsidiaries, contractors, agents, servants, employees, invitees, guests or licensees of Tenant and each of them (collectively, “Tenant Parties”) or any such person, in on the Premises or Project or any breach of the terms of this Lease by Tenant, either prior to or during the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or the Landlord Parties.  Notwithstanding the foregoing, Tenant shall not be required to indemnify, defend and hold Landlord or the Landlord Parties harmless from any Claims by any person, company or entity resulting from the negligence or willful misconduct of Landlord or the Landlord Parties in connection with the Landlord Parties’ activities in the Project and Landlord hereby so indemnifies, defends and holds Tenant harmless from any such Claims and from any Claim resulting from injuries to persons caused by the negligence or willful misconduct of Landlord and/or Landlord Parties, or breach of this Lease by Landlord.  The provisions of this Section 9.5 shall survive the expiration or sooner termination of this Lease.

 9.6          Landlord and the Landlord Parties shall not be liable for injury to Tenant’s business, or loss of income therefrom, however occurring (including, without limitation, from any failure or interruption of services or utilities), or, except in connection with damage or injury resulting from the negligence or willful misconduct of Landlord or the Landlord Parties or breach of this Lease by Landlord, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant or any Tenant Parties, or any other person in, on or about the Premises caused by or resulting from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, or from intrabuilding cabling or wiring.  Landlord and the Landlord Parties shall not be liable to Tenant for any damages arising from any willful or negligent action or inaction of any other tenant of the Project.

Article 10 – Assignment and Subletting:

10.1         If Landlord does not respond for a consent to an assignment or sublease by Tenant under this Section 10.1, within twenty (20) business days after receipt of written request by Tenant (together with all information and documentation required hereunder, including, without limitation, financial statements for the proposed transferee), then if Landlord does not respond to Tenant’s request within five (5) business days after receipt of a written reminder notice from Tenant, then Landlord shall be deemed to have approved the proposed assignment or sublease in question.  Except as set forth in Section 10.4 below, Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Subject to Section 10.4 below, if Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of seventy-five percent (75%) in the aggregate (or, 50% in the aggregate if there will be a change in control or decrease of financial condition as a result of the transactions(s) in question) of shall be deemed a “Transfer” within the meaning and provisions of this Article 10.  Notwithstanding the foregoing, the public trading of Tenant’s stock on a national stock exchange shall not constitute a Transfer, so long as the day-to-day management of Tenant does not change as a result thereof.  Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(a)           That the proposed “Transferee” (as hereafter defined) shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(i)            The financial responsibility of the proposed Transferee is not reasonably satisfactory to Landlord;

(iii)          The proposed Transferee is either a governmental agency or instrumentality thereof; or

(iv)          Either the proposed Transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed Transferee (A) occupies space in the Project or Development at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the four (4) month period immediately preceding the date of the proposed Transfer, to lease space in the Project or Development and Landlord has, or will have in the next three (3) months, space available to lease to such party in the Project or Development, comparable to the portion of the Premises that is the subject of the transaction in question.

(b)           Upon Tenant’s submission of a request for Landlord’s consent to any such Transfer, Tenant shall pay to Landlord Landlord’s then standard processing fee and reasonable attorneys’ fees and costs incurred in connection with the proposed Transfer, which shall not exceed $3,000.00 per proposed Transfer to a non-Affiliate (as defined below) and shall not exceed $1,500.00 per proposed Transfer to an Affiliate;

(c)           That the proposed Transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(d)           That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord’s consent thereto.  It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (a “Transfer”) that (i) upon Landlord’s consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any “Transfer Payment” (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default and such default remains uncured under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on commercially reasonable forms supplied by Landlord; (iv) Landlord may require that Tenant not then be in default under this Lease beyond any applicable notice and cure periods; and (v) Tenant or the proposed subtenant or assignee (collectively, “Transferee”) shall agree to pay Landlord, upon demand, as Additional Rent, a sum equal to the additional costs, if any, incurred by Landlord for repair as a result of any change in the nature of occupancy caused by such subletting or assignment.

10.2         “Transfer Payment” means all rent, Additional Rent or other consideration payable by a Transferee in connection with a Transfer in excess of the Base Rent and Direct Expenses payable by Tenant under this Lease during the term of the Transfer and if such Transfer is for less than all of the Premises, the Transfer Payment shall be calculated on a rentable square foot basis after deducting the reasonable, out-of-pocket expenses paid for by Tenant to unaffiliated third parties for (i) any changes, alterations and improvements to the Premises reasonably necessary to obtain the assignee or sublessee in connection with the assignment or sublease, (ii) any monetary concessions reasonably necessary to obtain the assignee or sublessee and provided by Tenant to the assignee or sublessee, and (iii) any market brokerage commissions reasonably necessary to obtain the assignee or sublessee in connection with the assignment or sublease.  “Transfer Payment” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer.  Any Transfer of this Lease which is not in compliance with the provisions of this Article 10 shall be voidable by written notice from Landlord.  In no event shall the consent by Landlord to any Transfer be construed as relieving Tenant or any Transferee from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor.  No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 10 or the acceptance of any Transferee hereunder, or a release of Tenant (or of any Transferee of Tenant).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 10 or otherwise has breached or acted unreasonably under this Article 10, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee; provided, however, in the event Tenant obtains a final, non-appealable judgment from a court of competent jurisdiction ruling that Landlord has unreasonably withheld its consent to a proposed Transfer, then Tenant may, within thirty (30) days after obtaining such judgment, terminate this Lease, which termination shall be effective as of the date that is fifteen (15) days after the date of Landlord’s receipt of Tenant’s timely written notice of termination hereunder.

10.3         Notwithstanding anything to the contrary contained in this Article 10, in the event Tenant contemplates a Transfer of all or a portion of the Premises (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Article 10), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined).  The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the demising walls to be constructed, to the extent applicable, the contemplated date of commencement of the contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Article 10 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice.  Thereafter, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space upon the basic terms and conditions specified in the Intention to Transfer Notice.  In the event such option is exercised by Landlord, this Lease shall be suspended (or when appropriate, canceled and terminated if the last day of the term of the Contemplated Transfer is the last day of the Term) with respect to the Contemplated Transfer Space commencing as of the date stated in the Intention to Transfer Notice as the Contemplated Effective Date for a period ending upon the last day of the term of the Contemplated Transfer, at which time the Lease shall be reinstated and revived as to the Contemplated Transfer Space.  In the event of a recapture by Landlord, if this Lease shall be suspended without liability to Tenant, or, when appropriate, canceled with respect to less than the entire Premises, the Base Rent and Direct Expenses reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises times the rental rate or rates under this Lease applicable to such Contemplated Transfer Space, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same, (ii) Landlord shall install, on a commercially reasonable basis, any corridor and/or demising wall, at Landlord’s sole cost and expense, which is required as a result of the suspension or cancellation of this Lease with respect to less than a full floor of the Premises, and (iii) Landlord shall restore the Contemplated Transfer Space to its condition prior to such recapture upon the reinstatement of this Lease as to the Contemplated Transfer Space.  If Landlord declines, or fails to elect in a timely manner to recapture the Contemplated Transfer Space under this Article 10, then, subject to the other terms of this Article 10, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such twenty (20) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is upon terms not materially inconsistent with the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 10.  If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Article 10.

10.4         Notwithstanding the foregoing, an assignment or subletting of all or a portion of the Premises to an “Affiliate” of Tenant shall deemed permitted hereunder (and shall not be subject to a Transfer Premium or Landlord’s right of recapture hereunder), provided that (a) such Transfer shall not be deemed effective until Tenant supplies Landlord with a fully executed copy of the document evidencing the Transfer (i.e., the sublease or assignment and assumption agreement), (b) the net worth of Tenant’s

Affiliate immediately after the date of Transfer shall be reasonably acceptable to Landlord, taking into account the remaining obligations then existing under this Lease, and taking into account that Tenant will remain liable under this Lease, (c) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (d) if the Transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (to the extent accruing from and after the date of the Transfer), and if the Transfer is a sublease, the Transferee executes such documentation reasonably required by Landlord in connection with the subordination of such sublease to this Lease, and (e) Tenant remains fully liable under this Lease.  The term “Affiliate” of Tenant shall mean an entity which is (i) controlled by, controls, or is under common control with Tenant; (ii) any entity with which Tenant has merged or consolidated, or (iii) any entity which acquires all or substantially all of the assets and/or shares of stock or assets of Tenant.  The term “control,” or “controlled” as used in this Section 10.4 shall mean the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in, an entity.  Additionally, the public trading of Tenant’s stock on a national stock exchange shall not require Landlord’s consent under this Article 10, provided the same does not result in a change in the day-to-day management of Tenant.

Article 11- Alterations; Liens:

11.1         Tenant shall make no alterations, installations, changes or additions in or to the Premises or the Project (collectively, “Alterations”) without Landlord’s prior written consent, not to be unreasonably withheld or delayed, except that Landlord may withhold its approval in its sole and absolute discretion if the Tenant Alterations will (a) affect, as reasonably determined by Landlord, the structure or exterior of the Premises or Project, or (b) adversely affect, as reasonably determined by Landlord, the Project or Premises systems or equipment, or (c) violate any laws, rules, regulations, codes, ordinances or matters of record.  Notwithstanding the foregoing, Tenant may make Alterations to the Premises, not including any Alterations affecting the Project or Premises structure, appearance, or systems or equipment  and not including any substantial modifications to the Premises, without Landlord’s consent, provided that the aggregate cost of any such Alterations does not exceed Seventy-Five Thousand Dollars ($75,000.00) in any twelve (12) month period; Tenant shall give Landlord at least ten (10) business days prior notice of such Tenant Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Article 11.  Any Alterations must be performed in accordance with the terms hereof, using only  contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense.  Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations.  Tenant shall cause all Alterations to be performed in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord’s construction rules and regulations.  Tenant hereby agrees to indemnify, defend, and  hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations.

11.2         Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant’s general contractor carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 9 of this Lease immediately upon completion thereof.  In addition, Landlord may, in its discretion, with respect to any Alterations costing in excess of Two Hundred Thousand Dollars ($200,000.00), require Tenant to obtain a lien and completion bond or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee.  If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given prior to the end of the Term, require Tenant at Tenant’s expense to remove all partitions, counters, railings, cabling and other Alterations installed by Tenant, and to repair any damage to the Premises and the Project caused by such removal.  Tenant shall have the right, at the time it requests Landlord’s consent and delivers all plans and specifications to any Alterations (or, with respect to cosmetic Alterations described above as not requiring Landlord’s consent, at the time Tenant gives Landlord notice of the same pursuant to the provisions above) to make a written request that Landlord notify Tenant whether Tenant shall be obligated to remove the applicable Alterations at the end of the Lease Term, in which event, with respect to permitted Alterations under this Article 11, Tenant shall only be obligated to remove (i) those Alterations that Landlord notified Tenant it must remove at the end of the Lease Term around the time of and in connection with Tenant’s requested approval of the Alterations (or, with respect to cosmetic Alterations described above as not requiring Landlord’s consent, around the time of and in connection with Tenant’s notice of the same pursuant to the provisions above), and (ii) those Alterations that Tenant did not timely seek or did not obtain Landlord’s written consent to leave in place at the end of the Lease Term, and that Landlord requires Tenant to remove (and shall repair any damage resulting from such removal and return the Premises to the same condition existing prior to the undertaking upon the expiration or earlier termination of this Lease).  Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenant’s plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense.  With regard to repairs, Alterations or any other work arising from or related to this Article 11 (other than cosmetic Alterations costing less than a total of $25,000.00), Landlord shall be entitled to receive an administrative/coordination fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord, but which fee shall not exceed 5% of all costs and expenses, whether hard costs or soft costs, in connection with the applicable Alterations) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.  The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 11.

11.3         Tenant shall keep the Premises and the Project free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees and costs incurred by Landlord in connection with any such claim or action.  Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility).  In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, without limiting any other remedies, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct, and Tenant shall reimburse to Landlord, within ten (10) days after demand, the amount of such payment and discharge and all costs and expenses, including, without limitation, attorneys’ fees and costs incurred by Landlord.

Article 12 – Personal Property Taxes:  Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises.  In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord (as reasonably determined by Landlord), or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as reasonably determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord, within thirty (30) days after delivery to Tenant by Landlord of a written statement setting forth such amount, the amount of such taxes applicable to Tenant’s property or above-standard improvements.  Tenant shall assume and pay to Landlord at the time Base Rent next becomes due (or if assessed after the expiration of the Lease Term, then within thirty (30) days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of the letting of the Premises or the payment of Base Rent or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.  Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency.  Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 12 shall not be included in the computation of “Tax Expenses.”

Article 13 – Parking:  Tenant shall have the right, commencing on the initial Commencement Date and continuing through the expiration or earlier termination of the Term, to use the number of unreserved parking spaces set forth in the Basic Lease Provisions (of which five (5) such spaces may be designated by Tenant as “Iteris Visitor”), which parking spaces shall pertain to the Project parking facility (subject to adjustment by Landlord in the event of 2 Commencement Dates under this Lease).  Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such parking spaces or the use of the parking facility by Tenant.  Tenant shall abide by all reasonable, non-discriminatory rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system reasonably established by Landlord.  Tenant shall cooperate in seeing that Tenant’s employees and visitors also comply with such reasonable, non-discriminatory rules and regulations.  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements.  Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord.  The parking spaces rented by Tenant pursuant to this Article 13 are provided to Tenant solely for use by Tenant’s own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except to a Transferee in connection with a permitted Transfer under this Lease.  Provided Tenant is not in default under this Lease beyond applicable notice and cure periods, and provided Tenant does not disturb other tenants of the Project or Development or interfere with Landlord or other tenants of the Project or Development, subject to the terms of this Lease and the consent of any other relevant property owner (if required), all laws, rules, regulations, codes and ordinances, matters of record, insurance requirements, and Landlord’s safety requirements (without any representation or warranty by Landlord as to safety), Tenant shall be permitted to install in the area depicted on Exhibit “F” (subject to Landlord’s reasonable consent as to the plans and specifications therefor), one (1) small ramp over a curb for the travel of the forklift permitted under this Lease; such ramp shall belong to Landlord at expiration or earlier termination of the Term, provided that Landlord may require Tenant to remove such ramp, and restore the area and repair all damage, at Tenant’s sole cost and expense, upon expiration or earlier termination of the Term.

Article 14 – Hazardous Waste:

14.1         Tenant shall not cause or permit any Hazardous Material (as defined below) to be brought, kept or used in or about the Project by Tenant or any of the Tenant Parties, other than ordinary and reasonable quantities of general office supplies (such as ink and liquid paper), and adhesives and alcohol used in light manufacturing in connection with the Permitted Use (collectively, the “Permitted Substances”), provided that (a) the Permitted Substances are stored in packaged and sealed containers (b) the storage, handling and use of the Permitted Substances must at all times conform to all laws, rules, regulations, codes and ordinances and to applicable fire, safety and insurance requirements; (b) the types and quantities of Permitted Substances must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for a first-class office building of the same or similar use and in the same market area as the Project; (c) no Hazardous Material shall be spilled or disposed of on, in, under or around the Project or Development or otherwise discharged from the Premises or any area adjacent to the Project or Development; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Material which will increase the rate of fire or extended coverage insurance on the Premises or Project or Development.  Tenant indemnifies Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in this Article 14, and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses which arise during or after the Term of this Lease as a result of such breach.  This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project.  Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, then subject to the provisions of Articles 7 and 11 of this Lease, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof; provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake any such mitigation efforts with regard to Hazardous Materials in or about the Project due to Tenant’s breach of its obligations pursuant to this Section 14.1, and to charge Tenant, as Additional Rent, for the costs thereof.

14.2         As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government.  The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous Waste,” “Extremely Hazardous Waste,” or “Restricted Hazardous Waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “Hazardous Substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Material,” “Hazardous Substance,” or “Hazardous Waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “Hazardous Substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (ix) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (x) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).  As used herein, the term “Laws” means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in this Section 14.3 above.

Article 15 – Estoppel; Subordination; Attornment:

15.1         Tenant shall, at any time and from time to time, upon not less than fifteen (15) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is reasonably requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; and (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed.  It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property.  Without limiting the foregoing, Tenant agrees that the document in Exhibit “H” attached hereto is acceptable and may (without limitation) be used by Landlord as the statement required under this Section 15.1.

15.2         This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the Landlord under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such Landlord, holder or holders deem necessary or desirable for purposes thereof.  Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant’s right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease beyond any applicable notice and cure periods.  Tenant agrees, within fifteen (15) days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates; without limiting the foregoing, Tenant agrees that the document in Exhibit “I” attached hereto is acceptable and may (without limitation) be used by Landlord as a document required under this Section 15.2.  Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the Landlord under this Lease; Tenant shall, within fifteen (15) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment.  Tenant agrees to provide copies of any notices of Landlord’s default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

15.3         In the event of any transfer or termination of Landlord’s interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under this Lease and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee and the transferee assumes Landlord’s obligations accruing thereafter with respect thereto.  Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the Landlord under this Lease and Tenant shall, within fifteen (15) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

Article 16 – Certain Landlord Rights:

16.1         Landlord and its agents shall have the right, to enter the Premises at all reasonable times for the purpose of cleaning the Premises, and, upon reasonable prior notice (except in the event of emergency, in which case no notice will be required), for the purpose of examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Project, showing the same to prospective tenants (during the last 12 months of the Term or when Tenant is in default under this Lease beyond any applicable cure period), lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable.  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, or may forcibly enter in the case of an emergency, in each event without liability to Tenant and without affecting this Lease  Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the common areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise, and (iii) to comply with any federal, state or local law, rule or order.  Landlord shall attempt to perform any such work with the least inconvenience to Tenant as is reasonably practicable, but in no event shall Tenant be permitted to withhold or reduce Base Rent or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant’s business and/or operations.

16.2         Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, the rooftop, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises or within the Project used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.  Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises and throughout the Project.

16.3         Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.  Landlord may adopt any name for the Project and Landlord reserves the right, from time to time, to change the name and/or address of the Project.

16.4         Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wiring and cabling leading through, under or above the Premises or throughout the Project in locations which will not materially interfere with Tenant’s use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

16.5         Except as may be set forth to the contrary in this Lease, all covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent.

16.6         The inclusion of certain of Landlord’s rights in this Article 16 shall in no way limit or impair any rights or remedies of Landlord set forth in this Lease or otherwise available to Landlord.

Article 17 – Default:

17.1         Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s performance hereunder, or occurrences, shall constitute an “Event of Default”:

(a)           Failure or refusal to pay Base Rent, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within seven (7) business days after written notice that the same is due or payable hereunder; said seven (7) business day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(b)           Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default under this Article 17(b), and except as set forth in items (a) above and (c) through and including (f) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure (the “Default Notice”);

provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default under this subsection (b) if Tenant commences performance within a reasonable period of time (but no later than thirty (30) days after receipt of the Default Notice) and thereafter diligently and in good faith prosecutes the same to completion within a reasonable period of time after receipt of the Default Notice.  Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(c)           Abandonment of the Premises or any significant portion thereof when accompanied by the non-payment of rent as specified above;

(d)           The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within ninety (90) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors;

(f)            Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; or

(g)           Tenant’s failure to observe or perform according to the provisions of Articles 8 or 15 within five (5) business days after notice from Landlord.

17.2         Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedies shall be an action for specific performance or action for actual damages.  Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligation, or the right to terminate this Lease on account of any Landlord default.

Notwithstanding the foregoing, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance which Landlord is required to provide pursuant to the express terms of Section 6.1 of this Lease, and Landlord fails to provide such required action within thirty (30) days after receipt of such notice, unless such repair would normally take longer and Landlord has commenced said repair work within said thirty (30) day period, then Tenant may deliver to Landlord an additional ten (10) business days’ written notice to Landlord specifying that Tenant will take such required action.  If such action was required under the terms of Section 6.1 of this Lease to be taken by Landlord and was not taken by Landlord within such additional ten (10) business day period (or such additional longer period as is reasonably necessary if such action would normally take longer than 10 business days and Landlord has commenced said action within said ten (10) business day period), then Tenant may take the action that was required of Landlord under this Lease and shall be entitled to prompt reimbursement by Landlord of Tenant’s actual reasonable out-of-pocket costs paid to unaffiliated third parties in taking such action. Subject to the last sentence of this paragraph, in the event Tenant takes such action, and such work may affect the Project systems or the structural integrity of the Project, Tenant shall use only those contractors used by Landlord in the Project for work on such Project systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings (subject to the last sentence of this paragraph) and who are reasonably approved by Landlord in writing.   Further, if Landlord does not deliver a written objection to Tenant within thirty (30) days after receipt of a detailed written invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord under Section 6.1 above, and if such invoice from Tenant sets forth a reasonably detailed particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant may deliver a second written  invoice of its costs of taking action which Tenant claims should have been taken by Landlord (with a reasonably detailed particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord); if Landlord does not deliver a written objection to Tenant within ten (10) business days after receipt of such second written invoice, then Tenant shall be entitled to deduct from rent payable by Tenant under this Lease, the amount set forth in such invoice.  If, however, Landlord delivers to Tenant a written objection to the payment of such invoice, setting Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from rent, but as Tenant’s sole and exclusive remedy, Tenant may proceed to claim a default by Landlord under this Lease (if any), provided that under no circumstances shall Tenant be allowed to terminate this Lease based upon any such default by Landlord.  If, in connection with any such claimed default under the immediately preceding sentence, Tenant obtains a non-appealable final judgment from a court of competent jurisdiction, awarding damages to Tenant in connection therewith, then Tenant may deduct such final judgment against Base Rent next becoming due. Notwithstanding anything to the contrary set forth in this paragraph, any work performed by or on behalf of Tenant under this paragraph shall be subject to Article 11 of this Lease

Article 18 – Remedies:

18.1         Upon the occurrence of an Event of Default under this Lease as provided in Article 17 above, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.  If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, tenant improvement expenses, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.  The term “rent” as used in this Article 18 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in items (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law.  As used in item (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  Nothing in this Article 18 shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.  Landlord shall mitigate its damages in accordance with applicable law, but shall not be required to give preference to the Premises over any other space.

18.2         Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord’s rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (Landlord may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.  All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.

18.3          Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

18.4         Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord or the Landlord Parties concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the equity interest of Landlord in and to the Project.  No other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.  Without limiting the foregoing, no personal liability is assumed by any officer, director, owner, member, shareholder, employee, agent, and/or representative of Crown Realty & Development, Inc. and its affiliates, including but not limited to Robert A. Flaxman and/or Jaime Sohacheski (and their family members) (collectively, the “Released Parties”) in connection with this Lease.   The parties acknowledge and agree that no claim, cause of action, liability, demand, damage, debt, expense, and/or lien, including but not limited to any involving this Lease, shall be asserted against any of the Released Parties, whether known or unknown at the time of this Lease or at any time in the future, including after expiration or earlier termination of this Lease.

Article 19 – Interest; Late Charge:  Any amount due from Tenant to Landlord under this Lease which is not paid when due shall bear interest at the lower of twelve percent (12%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.  In addition to such interest:  (i) if Base Rent is not paid on or before the fifth (5th) day of the calendar month for which the same is due, a late charge equal to five percent (5%) of the amount overdue shall be immediately due and owing and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment; provided, however, with respect to the very first late payment in any 12-month period, such late charge shall not be due unless the applicable past-due payment is not received by Landlord within five (5) business days after written demand.  Such damages include Landlord’s additional administrative and other costs associated with such late payment and the parties agree that it would be impracticable or extremely difficult to fix Landlord’s actual damage in such event.  Such charges for interest and late payments are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease.

Article 20 – Damage and Destruction:  If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in the opinion of Landlord’s contractor, be completed within two hundred ten (210) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business.  However, if the damage is due to the fault or neglect of Tenant, or any of the Tenant Parties and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds.  If repairs cannot, in Landlord’s opinion, be completed within two hundred ten (210) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make such repairs in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this Article 20, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within thirty (30) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant thirty (30) days to vacate the Premises.  In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies.  Finally, if the Premises or the Project is damaged to any substantial extent by fire or other casualty during the last nine (9) months of the Term, then notwithstanding anything contained in this Article 20 to the contrary, Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after Landlord learns of the necessity for repairs as the result of such damage, provided that Landlord reasonably estimates that the repair will take longer than ninety (90) days.  A total destruction of the Project shall automatically terminate this Lease.  Except as provided in this Article 20, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein.  Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same.  Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage.  With respect to any damage which Landlord is obligated to repair or elects to repair, Landlord and Tenant waive and release their rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

This paragraph shall apply only in the event of casualty damage or destruction to the Premises not arising out of the negligence or willful misconduct of Tenant or any of the Tenant Parties, where the Premises are rendered untenantable as a result of the casualty damage or destruction in question and Landlord does not elect to terminate this Lease pursuant to the provisions above.  If the estimated completion date of the repairs to the damage or destruction is greater than two hundred ten (210) days after the date Landlord learns of the damage, Tenant may elect, no later than thirty (30) days after Tenant’s receipt of a certificate from Landlord describing the scope of the restoration and repair obligations and estimating the date said obligations are expected to be substantially completed so Tenant can resume normal business operations, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant’s notice, which date shall be not greater than sixty (60) days after the date of delivery of Tenant’s notice.  Furthermore, if neither Landlord nor Tenant have terminated this Lease and the repairs are not actually completed within two hundred ten (210) days after the date Landlord learns of the damage (which two hundred ten (210) day period shall be extended only by delays resulting from the negligence or willful misconduct of Tenant and/or any of the Tenant Parties), Tenant shall have the right to terminate this Lease within five (5) business days after the end of such period, by written notice to Landlord (the “Damage Termination Notice”), effective as of the date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than five (5) business days following the end of such period.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.  If Landlord undertakes repair and/or restoration pursuant to the provisions above and thereafter determines that it will not be able to complete the same within the two hundred ten (210) day period set forth herein, then Landlord shall promptly notify Tenant thereof and shall provide Tenant with Landlord’s revised estimate of the date upon which Landlord will complete the same (“Revised Completion Date”).  Within fifteen (15) business days after Tenant’s receipt of such notice, Tenant shall have the right, but not the obligation, to elect to terminate this Lease or to agree to extend the two hundred ten (210) day period to the Revised Completion Date.  Tenant’s failure to elect to terminate or to extend such time period to the Revised Completion Date by written notice to Landlord within such fifteen (15) business day period shall be conclusively deemed to be Tenant’s election to extend the time to the Revised Completion Date.  Upon any such termination of this Lease pursuant to this paragraph, Tenant shall pay the rent and all other amounts due under this Lease, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations accruing after such termination, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

Article 21 – Eminent Domain:  If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option.  No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for moving costs, the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant’s business.  In the event of a partial taking described in this Article 21, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises.

Article 22 – Surrender; Removal of Property:

22.1         The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.  Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant (unless Landlord exercises its option to have any subleases or subtenancies assigned to it), and Tenant shall repair all damage to the Premises resulting from the  removal of such items from the Premises.

22.2         All fixtures, equipment, leasehold improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord under Article 11 above.  Such fixtures, equipment, leasehold improvements, Alterations, additions, improvements and/or appurtenances shall include but not be limited to:  all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.  Notwithstanding the foregoing, with respect to the Improvements under Exhibit “D” attached hereto, Landlord may only require restoration of any special-purpose improvements (i.e., not general office improvements) under this Section 22.3 to the extent Landlord notified Tenant in writing of the same at the time of Landlord’s approval of the same under such Exhibit “D.”

Article 23 – Holding Over:

23.1         Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall become a tenant at sufferance upon each and all of the terms herein provided as may be applicable to such a tenancy and any such holding over shall not constitute an extension of this Lease.  During such holding over, Tenant shall pay in advance, monthly, Base Rent at a rate equal to one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant’s Proportionate Share of any increase in Direct Expenses.  Subject to Section 23.2 below, nothing contained in this Article 23 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term.  If Tenant fails to surrender the Premises upon the expiration or termination of this Lease without the prior written consent of Landlord, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant of which tenant is informed and real estate brokers claims and reasonable attorney’s fees and costs.

23.2         Notwithstanding the foregoing, Tenant may hold over after the expiration of the term of this Lease, for a period not to exceed three (3) months, by delivering written notice to Landlord (“Holdover Notice”) not less than nine (9) months, and not more than twelve (12) months, prior to the expiration of the Lease Term.  Such Holdover Notice must state the duration following the expiration of the Lease Term (not to exceed 3 months) for which Tenant will hold over in the Premises (the “Permitted Holdover Period”).  If Landlord timely receives a Holdover Notice from Tenant, then the term of this Lease shall be extended through and including the final day of the Permitted Holdover Period and Tenant shall be required to pay Base Rent and all other payments required to be made by Tenant hereunder through and including the final day of the Permitted Holdover Period (i.e., Tenant shall be obligated to pay such amounts for the entire Permitted Holdover Period, whether or not Tenant actually occupies all or any portion of the Premises during the entire Permitted Holdover Period).  Any hold over by Tenant after the expiration of any Permitted Holdover Period shall be subject to Section 23.1 above.

Article 24 – Intentionally Omitted.

Article 25 – Force Majeure:  This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a “Force Majeure”) and Landlord’s obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

Article 26 – Signage:

26.1         Provided Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant, at Landlord’s cost, shall have the right to Project standard suite entrance signage at the Premises, and five (5) Project standard lines in the Project lobby directory during the Lease Term.

26.2         Provided Tenant is not in default under this Lease beyond applicable notice and cure periods, and subject to any rights of tenants at the Project or Development as of the date of this Lease (including, without limitation, the tenant commonly known as OCTFCU (“OCTFCU”), Tenant, at Tenant’s sole cost and expense, shall have the right to the following signage at the Project during the Term (collectively, “Tenant’s Rooftop Signage”), provided the Original Tenant or any permitted Affiliate assignee of this Lease is leasing from Landlord the entire ground floor of the Project at all times:  subject to the proviso in this sentence, up to two (2) Project building-top identification signs; provided, however, so long OCTFCU (or its affiliates, successors, assigns, or subtenants) has the right to a building-top sign at the Project, Tenant shall only be allowed one (1) Project building-top identification sign hereunder (it being acknowledged and agreed by Tenant that Landlord has the right to restrict the aggregate building-top signs at the Project to a maximum of two (2)).  Notwithstanding the foregoing, if, at any time on or after the initial Commencement Date, Original Tenant or any permitted Affiliate assignee of this Lease does not lease the entire ground floor of the Project, then Tenant shall immediately and automatically lose its rights to Tenant’s Rooftop Signage and Tenant shall remove Tenant’s Rooftop Signage, at Tenant’s sole cost and expense, within ten (10) days after Landlord provides Tenant with written notice that Tenant has lost its rights to the same hereunder.  Tenant’s Rooftop Signage shall be used only for the identification of the Original Tenant, and shall be subject to Landlord’s reasonable approval as to size, design, location (which may include the area currently utilized for rooftop identification signage by OCTFCU on the roof of the Project, should such space become available, as reasonably determined by Landlord), graphics, materials, colors and other specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project’s signage program and shall be further subject to all applicable governmental laws, rules, regulations, codes, ordinances and other approvals and matters of record.  Tenant’s Rooftop Signage shall be personal to the Original Tenant and any permitted Affiliate assignee of this Lease (provided that the identification of any such Affiliate to be placed on any signage is not objectionable to Landlord, in its reasonable discretion) and may not be used, assigned to any assignee or sublessee, or any other person or entity.  Tenant shall be obligated to maintain Tenant’s Rooftop Signage in a first-class condition, at Tenant’s sole cost and expense.   Landlord has the right, but not the obligation, to oversee the installation of Tenant’s Rooftop Signage (the cost of which shall be solely borne by Tenant).  The cost to operate, if any, Tenant’s Rooftop Signage shall be paid for by Tenant, and Tenant shall be responsible to pay all electricity and other costs and expenses relating to Tenant’s Rooftop Signage (the cost of separately metering any utility usage shall also be paid for by Tenant).  Upon the expiration of the Lease Term, or earlier termination of the Lease, or other termination of Tenant’s signage rights under this paragraph, Tenant shall be responsible for any and all costs associated with the removal of Tenant’s Rooftop Signage, including, but not limited to, the cost to repair and restore the Project to its original condition, normal wear and tear excepted.

26.3         Provided Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant, at Tenant’s sole cost and expense, shall have the right to the following signage at the Project during the Term (collectively, “Tenant’s Monument Signage”):  one (1) non-exclusive strip on the monument sign serving the Project on Carnegie Avenue.  Tenant’s Monument Signage shall be used only for the identification of the Original Tenant, and shall be subject to Landlord’s reasonable approval as to size, design, location, graphics, materials, colors and other specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project’s signage program and shall be further subject to all applicable governmental laws, rules, regulations, codes, ordinances and other approvals and matters of record.  Tenant’s Monument Signage shall be personal to the Original Tenant and may not be used or assigned to any assignee or sublessee, or any other person or entity.  Tenant shall be obligated to maintain Tenant’s Monument Signage in a first-class condition, at Tenant’s sole cost and expense.   Landlord has the right, but not the obligation, to oversee the installation of Tenant’s Monument Signage (the cost of which shall be solely borne by Tenant).  The cost to operate, if any, Tenant’s Monument Signage shall be paid for by Tenant, and Tenant shall be responsible to pay all electricity and other costs and expenses relating to Tenant’s Monument Signage (the cost of separately metering any utility usage shall also be paid for by Tenant).  Upon the expiration of the Lease Term, or earlier termination of the Lease, Tenant shall be responsible for any and all costs associated with the removal of Tenant’s Monument Signage, including, but not limited to, the cost to repair and restore the Project to its original condition, normal wear and tear excepted.

Article 27 – Waiver.  No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by such party of the same or any other provision.  No provision of this Lease may be waived by Landlord or Tenant, except by an instrument in writing executed by the waiving party.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved.  No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.  Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto.  Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

Article 28 – Notices:  Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises or to Landlord at the address set forth in the Basic Lease Provisions.  Either party may by notice to the other specify a different address for notice purposes.  A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.

Article 29 – Rules and Regulations:  Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease as Exhibit “B” and made a part hereof, and such other reasonable, non-discriminatory Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein.  Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project.  A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.  Landlord agrees not to discriminate against Tenant in Landlord’s enforcement of the Rules and Regulations against Tenant and other tenants of the Project or Development.  In the event of a conflict between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall control.

Article 30 – Relocation:  Intentionally Omitted.

Article 31:  Miscellaneous:

31.1         Brokers.  In connection with this Lease, Landlord warrants and represents that it has had dealings only with firms set forth in the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify and agree to hold Tenant harmless from and against any and all loss, liability and expenses that Tenant may incur should such warranty and representation prove incorrect, inaccurate or false.  In connection with this Lease, Tenant warrants and represents that it has had dealings only with firms set forth in the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord and Landlord’s agents, employees, affiliates and managers harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false.  No Broker shall be a third-party beneficiary under this Lease.

31.2         Severability; Entire agreement.  Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.  This Lease and the exhibits and any addendum attached hereto constitute the entire agreement between the parties hereto with regard to Tenant’s occupancy or use of all or any portion of the project, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest.  The parties agree that any deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction or implication including, without limitation, any implication that the parties intended thereby to state the converse, obverse or opposite of the deleted language.

31.3         Attorneys’ Fees.  In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees and costs in such suit and such attorneys’ fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.  When legal services are rendered by an attorney at law who is an employee of a party, attorneys’ fees and costs incurred by that party shall be deemed to include an amount based upon the number of hours spent by such employee on such matters multiplied by an appropriate billing rate determined by taking into consideration the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

31.4         Intentionally Omitted.

31.5         Time of Essence.  Time is of the essence with respect to every provision of this Lease.

31.6         Joint and Several.  The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

31.7         No Option.  The submission of this Lease by landlord, its agent or representative for examination or execution by tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall only become effective upon the execution hereof by Landlord and Tenant and delivery of a fully executed Lease to Tenant.

31.8         Use of Project Name; Improvements.  Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord.  In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.

31.9         Quiet Possession.  Upon Tenant’s paying the Base Rent, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

31.10       Rent.  All payments required to be made under this Lease to Landlord shall be deemed to be rent, whether or not described as such.

31.11       Successors and Assigns.  Subject to the provisions of Article 10 of this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

31.12       Delinquent Payments.  In the event that Tenant shall be delinquent in the payment of rent on two (2) separate occasions in any twelve (12) month period, Landlord shall have the right, without limiting any rights or remedies, to require that Tenant make all payments under this Lease by cashier’s check, from a bank reasonably acceptable to Landlord.

31.13       Signing Authority.  Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms.  Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of: (i) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in a form reasonably acceptable to Landlord, (ii) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (iii) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company.

31.14       Survival of Obligations.  Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

31.15       Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed Transferees.

31.16       Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of California.  No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California.  All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of Los Angeles.  Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts.  Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

31.17       Headings; Exhibits.  The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof.  The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

31.18       Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent (and not dependent) and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to set off of any of the rent or other amounts owing hereunder against Landlord.

31.19       Counterparts.  This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

31.20       Financial Statements.  Tenant shall, when requested by Landlord from time to time, furnish a true and correct certified financial statement of its financial condition prepared in conformity with generally accepted accounting principles and in a form reasonably satisfactory to Landlord.

31.21       Good Faith and Reasonableness.  Except (a) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (b) matters which could have an adverse effect on the Project structure or Project Systems, or which could affect the exterior appearance of the Project, (iii) matters covered by Article 4 (Additional Rent), Article 9 (Insurance), or Articles 17 or 18 (Defaults; Remedies) of this Lease (collectively, the “Excepted Matters”), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld, conditioned, or delayed.

Article 32:  Satellite Dishes:  Landlord hereby grants to Tenant the right to occupy a portion of the roof of the Project, as designated by Landlord in Landlord’s sole and absolute discretion (hereinafter called the “Roof Premises”) so that Tenant may install, use, operate and maintain up to two (2) satellite dishes (each, a “Dish”), and two (2) antennas (each, an “Antenna”) during the Lease Term in accordance with the specifications reasonably approved in advance by Landlord.  Notwithstanding anything to the contrary set forth in this Article 32, no Dish or Antenna, nor any work or act in connection with any Dish or Antenna, by or on behalf of Tenant may invalidate or otherwise affect the warranty relating to the roof, unless otherwise specified by Landlord in writing in its sole and absolute discretion.  No Dish or Antenna shall exceed sixteen (16) inches in height or diameter, and each Dish and Antenna shall have commercially reasonable specifications commonly found in satellite dishes and antennas of tenants at comparable buildings in the general vicinity of the Project and shall be in accordance with the additional following conditions.

Each Dish and Antenna shall be installed, used, operated and maintained solely on the Rooftop Premises and solely at the expense of Tenant.  Tenant shall perform the erection and installation of each Dish and Antenna in accordance with an installation program reasonably approved and supervised by Landlord or Landlord’s contractor, and Tenant shall neither bring any Dish or Antenna nor any associated equipment to the Premises or Rooftop Premises without first giving Landlord fifteen (15) business days’ prior written notice of the date and time of the planned installation.  Each Dish and Antenna shall in all cases be installed, used, operated, maintained and removed in compliance with the following requirements (all as determined by Landlord in its sole and absolute discretion): (i) no Dish or Antenna shall interfere in any way with the Project’s existing engineering, window washing or other maintenance functions or duties; (ii) each Dish and Antenna must be properly secured and installed so as not to be affected by high winds or other weather elements; (iii) each Dish and Antenna must be properly grounded; (iv) the weight of each Dish and Antenna shall not exceed the load limits of the Project; and (v) in no event shall any Dish or Antenna or any appurtenant wiring or cable interfere with or otherwise affect the roof, structure, electrical, mechanical, structural, life safety or other building systems of the Project.  Tenant shall bear all costs and expenses in connection with the installation, use, operation, maintenance and removal of each Dish and Antenna, including all costs relating to the repair of any damage to the roof or other parts of the Project caused directly or indirectly by any such installation, use, operation, maintenance or removal, including, without limitation, water damage or other damage resulting from weather elements.

The installation of the each Dish and Antenna, excluding any necessary penetration of the roof of the Project, shall be performed by Tenant’s contractor, as approved by Landlord, and at Tenant’s expense (or, at Landlord’s option, by Landlord’s contractor, at Tenant’s expense), provided such installation is of a nonpenetrating surface mount only.  Tenant may not install any Dish or Antenna in a manner which penetrates the roof membrane of the Project, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion.  Without limiting Tenant’s other obligations, Tenant shall reimburse Landlord for all reasonable costs associated with obtaining confirmation that Landlord’s roof warranty will not be affected by any penetration.  All work done in connection with any permitted roof penetration shall be performed by Landlord or Landlord’s agent at Tenant’s sole cost and expense.  The installation of each Dish and Antenna shall not damage the Project or existing structures thereon or detract from the aesthetics or physical attractiveness of Project, as determined by Landlord in its sole and absolute discretion.  Landlord may obtain the services of a structural engineer to design any additional supports required to support any Dish, or Antenna, and to monitor the installation thereof, and Tenant shall reimburse Landlord, within thirty (30) days after receipt by Tenant of an invoice, and Tenant’s receipt of reasonable supporting documentation, for Landlord’s actual and reasonable the cost of such services and such supports.  If required by Landlord, Tenant shall install all screening required by Landlord such that no Dish or Antenna shall be visible from any portion of the ground constituting the common areas of the Project. Or Development  Each Dish and Antenna shall remain the personal property of Tenant and shall be removed by Tenant prior to the expiration or earlier termination of the Lease, and Tenant shall repair any damage caused by the removal of each Dish and Antenna and its associated wiring, cables and other components.

Tenant may, at Tenant’s own cost and expense, upon reasonable prior written notice to Landlord, and only when accompanied by a representative of Landlord, access the Rooftop Premises to repair or remove a Dish or Antenna or any portion thereof, provided that all plans and designs of Tenant relating to the same be subject to the prior written approval of Landlord, not to be unreasonably withheld.

Tenant hereby agrees that the Rooftop Premises shall be taken “as is”, “with all faults”, without any representations and warranties, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Rooftop Premises and the suitability of same for Tenant’s purposes.  Tenant, at Tenant’s sole cost and expense, will, at all times in connection with the installation, use, operation and maintenance of each Dish and Antenna, comply with all governmental laws, rules and regulations affecting the installation, use, operation and maintenance of each Dish and Antenna, including, without limitation, applicable building and fire codes, and will comply with all requirements of the Federal Aviation Administration and Federal Communications Commission and matters of record in respect thereof.  Tenant, at Tenant’s sole cost and expense, shall be obligated to secure and obtain and provide Landlord with copies of all required permits, approvals and licenses for or with respect to the installation or operation of each Dish and Antenna prior to the commencement of any installation activities hereunder, and Tenant shall be obligated to keep in full force and effect and renew, as applicable, all required permits, approvals and licenses required hereunder.  The use of each Dish and Antenna by Tenant will be such as to not cause any interference (as defined by the engineering standards of the Federal Communications Commission) with communication receptions presently or hereafter located at or about the Project and belonging to or operated by any parties to whom Landlord has granted rights, and Tenant will cooperate with Landlord with respect to any rights that Landlord hereafter may grant, similar to those granted by this Article 32.

During the entire period that any Dish or Antenna is situated in the Rooftop Premises, Tenant agrees to maintain comprehensive general public liability insurance against all claims for bodily injury, death and property damage occurring in the area surrounding or in any way related to each Dish and Antenna in the amounts and in accordance with the terms set forth in this Lease and as otherwise reasonably designated by Landlord; Tenant shall ensure that all insurance policies shall name Landlord and any other party designated by Landlord as an additional insureds.  Tenant shall pay for the cost of any additional insurance incurred by Landlord or the increase in any premiums on insurance maintained by Landlord  arising by reason of the erection or installation and maintenance of any Dish or Antenna.

Tenant expressly agrees that the terms and conditions of Section 11.3 of this Lease shall also apply to the Rooftop Premises.  Additionally, Tenant agrees that, in addition to the terms and conditions of this Article 32, all of Tenant’s obligations and restrictions (but not rights) contained in the Lease shall also apply to each Dish and Antenna and the Rooftop Premises.  The cost to operate, if any, Tenant’s Signage shall be paid for by Tenant, and Tenant shall be separately metered for such expense (the cost of separately metering any utility usage shall also be paid for by Tenant).  All damage to the Project relating to any Dish or Antenna or Rooftop Premises shall be paid for by Tenant to Landlord within thirty (30) days after demand.

Article 33:  Right of First Offer:  Landlord hereby grants to Tenant a continuing right of first offer with respect to that space on the second floor of the Project outlined on Exhibit “A-1” attached hereto and made a part hereof (“First Offer Space”).  Notwithstanding the foregoing, (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space, and (B) as to any First Offer Space which is vacant as of the date of this Lease, the first lease pertaining to any portion of such First Offer Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal of such existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (A) the tenants of the Superior Leases, and (B) any other tenant of the Project or Development as of the date hereof (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”).  Tenant’s right of first offer shall be on the terms and conditions set forth in this Article 33.

33.1         Procedure for Offer.  Landlord shall notify Tenant (“First Offer Notice”) from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for  lease to third parties, where no holder of a Superior Right desires to lease such space.  The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed material economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Economic Terms”).  Notwithstanding the foregoing, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the then Lease Term.

33.2         Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within fifteen (15) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver an unconditional irrevocable written notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice, and the Economic Terms shall be as set forth in the First Offer Notice.  If Tenant does not unconditionally exercise its right of first offer within the fifteen (15) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall terminate as to the First Offer Space described in the First Offer Notice.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

33.3         Construction of First Offer Space.  Except to the extent otherwise set forth in Landlord’s Economic Terms, Tenant shall take the First Offer Space in its “as-is” condition, and Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Article 11 of this Lease.

33.4         Lease of First Offer Space.  If Tenant timely and properly exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and upon Landlord’s Economic Terms.  Unless otherwise specified in Landlord’s Economic Terms, Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant.  The Lease Term for the First Offer Space shall expire co terminously with Tenant’s lease of the initial Premises, unless otherwise specified in Landlord’s Economic Terms.

33.5         No Defaults.  The rights contained in this Article 33 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Original Tenant occupies the entire Premises as of the date of the First Offer Notice.  Tenant shall not have the right to lease First Offer Space as provided in this Article 33 if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure periods.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

“LANDLORD”

CROWN CARNEGIE ASSOCIATES, LLC,

a Delaware limited liability company

By:	Crown CCA, LLC, a California limited liability company
Its: Managing Member

By:
Robert A Flaxman
Its: Member

“TENANT”

ITERIS, INC.,
a Delaware corporation

By:

Name:

Its: CEO

By:

Name:

Its: CFO

EXHIBIT “A”

PREMISES

Suite 100

1

EXHIBIT “A”

PREMISES

Suite 200

2

EXHIBIT “A-1”

FIRST OFFER SPACE

1

EXHIBIT “A-2”

PATIO AREA

1

EXHIBIT “A-2”

PATIO AREA

2

EXHIBIT “B”

RULES AND REGULATIONS

1.             No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord’s prior written consent.  Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

2.             Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.  No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord’s prior written consent.

3.             The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant’s Premises.  Under no circumstances is trash to be stored in the corridors.  Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Project at reasonable times, and always at Tenant’s sole responsibility and risk.  All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense.  Tenant shall not take or permit to be taken in or out of entrances or passenger elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators.  Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

4.             Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

5.             Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises with the exception of commercially reasonable and customary cosmetic actions (such as hanging pictures) taken by other tenants in the general market area.  Tenant shall not place typed, handwritten or computer generated signs in the corridors or any other common areas.  Should there be a need for signage additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation.  All costs for said signage shall be Tenant’s responsibility.

6.             In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project.  Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord’s consent thereto.  Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant’s cost, upon Landlord’s written notice of such determination and demand for removal thereof.

7.             Tenant shall not, with the exception of small amounts of alcohol and adhesives under Section 14.1 of the Lease, use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

8.             Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

1

9.             Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

10.           Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on windows of the Premises.  Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system.  Tenant shall not tamper with or change the setting of any thermostats or control valves.

11.           The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises.  Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau.  The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose.  No auction shall be conducted on the Premises.

12.           Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

13.           No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted.  No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.  The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office.  No hot plates, toasters, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises.

14.           The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

15.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor.  Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.  If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant.  Tenant shall not key or re-key any locks.  All locks shall be keyed by Landlord’s locksmith only.

16.           Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

17.           Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays and may at all times control access to the equipment areas of the Project outside the Premises.  Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons.  Landlord shall have the right from time to time to establish reasonable rules and charges pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants’ initial move-in to their premises, and final departure therefrom.  Landlord may also establish from time to time reasonable rules and charges for accessing the equipment areas of the Project, including the risers, rooftops and telephone closets.

18.           Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

19.           All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress.  Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for

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the Project, or required by law.  Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

20.           The requirements of tenants will be attended to only upon application to the Office of the Project.

21.           Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

22.           All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

23.           No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord.  Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

24.           There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

25.           Parking.

(a)           Project parking facility hours shall be as determined from time to time by Landlord.

(b)           Automobiles must be parked entirely within the stall lines on the floor.

(c)           All directional signs and arrows must be observed.

(d)           The speed limit shall be 5 miles per hour.

(e)           Parking is prohibited in areas not striped for parking.

(f)            Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility, and any violation of the rules shall subject the automobile to removal from the Project parking facility at the parker’s expense.  In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

(g)           Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

(h)           All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(i)            Loss or theft of parking identification devices from automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

(j)            The parking facilities are for the sole purpose of parking one automobile per space.  Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(k)           Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

(l)            Tenant agrees to acquaint all employees with these Rules and Regulations.

(m)          No vehicle shall be stored in the Project parking facility for a period of more than one (1) week.

27.           The Project is a non-smoking Project.  Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

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EXHIBIT “C”

NOTICE OF LEASE TERM DATES
AND TENANT’S PROPORTIONATE SHARE

TO:	DATE:

RE:                              Lease dated              , 200   , between                                         (“Landlord”), and                            (“Tenant”), concerning Suite              , located at                           .

Ladies and Gentlemen:

In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

1.             That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

2.             That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of               for a term of               ending on              .

3.             That in accordance with the Lease, Base Rent commenced to accrue on              .

4.             If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment.  Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5.             Rent is due and payable in advance on the first day of each and every month during the Term of said Lease.  Your rent checks should be made payable to               at              .

6.             The exact number of rentable square feet within the Premises is               square feet.

7.             Tenant’s Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Premises is              %.

8.             The Monthly Amortized Additional Allowance, if any, and the Monthly Amortized HVAC Costs, are as follows:             .

AGREED AND ACCEPTED:

TENANT:

,
a
By:
Its:

EXHIBIT “D”

TENANT WORK LETTER

ITERIS, INC.

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the tenant improvements in the Premises, in sequence, as such issues will arise during the actual construction of the Premises.

SECTION 1

BASE BUILDING

Landlord has constructed, at its sole cost and expense, the base, shell and core (i) of the Premises, and (ii) of the floor of the Project on which the Premises is located (collectively, the “Base, Shell and Core”).  Tenant hereby approves (subject to Landlord’s obligations expressly set forth in the Lease) the condition of the Base, Shell and Core, and agrees that the Base, Shell and Core shall be delivered to Tenant in its current “as-is” condition.  The improvements to be initially installed in the Premises shall be designed and constructed by Tenant pursuant to this Tenant Work Letter.  Any costs of initial design and construction of any improvements to the Premises shall be an “Improvement Allowance Item”, as that term is defined in Section 2.2 of this Tenant Work Letter.  In connection with Tenant’s construction of the Tenant Improvements hereunder, Tenant shall not be obligated to remedy any ADA violations existing as of the date of this Lease in the common areas of the Base, Shell and Core on the 2nd floor of the Project under this Tenant Work Letter.

SECTION 2

TENANT IMPROVEMENTS

2.1           Tenant Improvement Allowance.

2.1.1        Allowance.  Tenant shall be entitled to a one-time improvement allowance (the “Tenant Improvement Allowance”) in the amount of One Million Seven Hundred Seventy-One Thousand Nine Hundred Fifty Dollars ($1,771,950.00) (based on $37.50 per usable square foot of the Premises) for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”).  At Tenant’s request, and subject to the terms of this Tenant Work Letter (including, without limitation, Tenant’s obligation to pay to Landlord the Monthly Amortized Additional Allowance), Tenant shall be entitled to an additional one-time tenant improvement allowance (“Additional Allowance”) of up to Two Hundred Thirty-Six Thousand Two Hundred Sixty Dollars ($236,260.00) (based on $5.00 per usable square foot of the Premises) over and above the above stated Tenant Improvement Allowance to pay for that portion of the costs relating to the initial design and construction of the Tenant Improvements, if any, that exceeds the above-stated initial Tenant Improvement Allowance.  Subject to Tenant’s payment obligations herein, the Additional Allowance shall be part of the Tenant Improvement Allowance under this Exhibit “D”.  In no event shall Landlord be obligated to make disbursements (or otherwise be obligated) pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Tenant Improvement Allowance not used by Tenant by the date that is twelve (12) months after the date of this Lease.

2.1.2        Additional Allowance.  Notwithstanding anything to the contrary set forth in this Lease, Tenant agrees to reimburse Landlord for the Additional Allowance as follows: concurrently with its payments to Landlord of monthly Base Rent (but without regard to any abatement or credit of Base Rent), and, at Landlord’s option, as additional Base Rent, Tenant shall pay to Landlord an amount equal to the Monthly Amortized Additional Allowance (defined below).  The term “Monthly Amortized Additional Allowance” shall mean the Additional Allowance, amortized over the initial Lease Term on a monthly basis (as reasonably determined by Landlord), with interest accruing on such Additional Allowance at nine percent (9%) per annum.  If the Lease shall be cancelled or terminated for any reason prior to the expiration of the initial Lease Term (other than any permitted termination of the Lease by Tenant as a result of Landlord default), the unamortized Additional Allowance shall become immediately due and payable by Tenant to Landlord.

2.1.3        HVAC Work.  Additionally, during the construction of the Tenant Improvements, using the same Engineer(s) designated by Landlord under Section 3.1 below, Tenant shall cause the existing HVAC units in and/or otherwise serving the Premises to be replaced with new comparable HVAC units (collectively, the “HVAC Units”).  The definition of HVAC Units shall include purchase, design, engineering and installation of  package units, heat pumps and compressors, but shall

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not include returns, ductwork or looping, which shall be at Tenant’s sole cost.  The Tenant Improvement Allowance shall not be used for the HVAC Units or Approved HVAC Costs (as defined below); provided, however, with respect to any Approved HVAC Costs, Landlord shall pay for the same (subject to reimbursement by Tenant hereunder) in the same manner as that for disbursement of the Tenant Improvement Allowance hereunder.  The contractor for the HVAC Units (and work under this paragraph), shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld.  All plans and specifications for the HVAC Units (and/or any other matters under this paragraph), the scope of work relating to the HVAC Units (and/or otherwise under this paragraph), and all costs and expenses relating to the HVAC Units (and/or otherwise under this paragraph), shall be subject to the prior written consent of Landlord.  The term “Approved HVAC Costs” is defined as the costs of the HVAC Units approved by Landlord in writing in accordance with the terms hereof.  Notwithstanding anything to the contrary, the Approved HVAC Costs (or portion thereof, if applicable) shall be reimbursed by Tenant to Landlord as follows: during the entire Lease Term (including any extensions/renewals thereof under the Lease), concurrently with its payments to Landlord of monthly Base Rent (but without regard to any abatement or credit of Base Rent), and, at Landlord’s option, as additional Base Rent, Tenant shall pay to Landlord an amount equal to the Monthly Amortized HVAC Costs (as defined below).  The term “Monthly Amortized HVAC Costs” shall mean the Approved HVAC Costs, amortized over a twenty (20) year period (commencing on the Commencement Date), with zero interest accruing on such Approved HVAC Costs.  If the Lease shall be cancelled or terminated for any reason (other than any permitted termination of the Lease by Tenant as a result of Landlord default) prior to the expiration of the Lease Term, the unamortized HVAC Costs that would have been payable by Tenant hereunder shall become immediately due and payable by Tenant to Landlord.  If the then known amount of Approved HVAC Costs changes after Tenant’s payment of any Monthly Amortized HVAC Costs hereunder, then Landlord shall make the appropriate equitable adjustments under this paragraph, and the parties shall make the appropriate payments to one another as a result thereof within thirty (30) days after any such adjustment by Landlord.  The degree of completion of the HVAC Units (and/or work under this paragraph) shall not be considered in determining whether Substantial Completion has occurred.

2.2           Disbursement of the Tenant Improvement Allowance

2.2.1        Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the “Improvement Allowance Items ”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of permits; (iii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable building codes (the “Code”); (v) payment to Landlord of a construction coordination fee in an amount equal to the product of (A) one percent (1%), and (B) an amount equal to the Tenant Improvement Allowance (including, without limitation, the Additional Allowance), plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter), other than the portion of the Tenant Improvement Allowance, if any, which is used (not to exceed the caps set forth below) for the Personal Items (as defined in this paragraph below) pursuant to the provisions below; (vi) space planning, project management, programming, pricing drawings, construction drawings, electrical/mechanical/plumbing/engineering drawings, City permits, approval fees, construction administration, construction; (vii) the cost of purchasing and installing Tenant’s intrabuilding cabling and wiring; (viii) Tenant’s furniture fixtures and equipment (subject to Landlord’s receipt of itemized invoices for the same); and (ix) to the extent not exhausted in connection with the foregoing items (but subject to the final sentence of this paragraph), as a one-time credit against monthly Base Rent first due under the Lease after the final Commencement Date, as applicable.  However, in no event shall more than Four and 00/100 Dollars ($4.00) per usable square foot of the Premises be used for the aggregate cost of items described in (i) and (ii) above; any additional amount incurred as a result of (i) and (ii) above shall be deemed to constitute an Over-Allowance Amount.  In addition, in no event shall more than Ten and 00/100 Dollars ($10.00) per usable square foot of the Premises be used for the aggregate cost of the items (collectively, the “Personal Items”) described in (vii), (viii) and (ix) above.

2.2.2        Disbursement of Tenant Improvement Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1     Monthly Disbursements.  On or before the twenty-fifth (25th) day of each calendar month, during the construction of the Tenant Improvements, Tenant shall deliver to

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Landlord: (i) a request for payment of the “Contractor,” as that term is defined below in this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by  Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  On or before the last day of the following month, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) (provided that such 10% retention shall not apply to the extent of the disbursement of the Improvement Allowance under this Tenant Work Letter for the Personal Items alone), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on a non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2     Final Retention.  Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord a waiver and release in accordance with the terms of California Civil Code Section 3262(d)(2) and a waiver and release in accordance with either California Civil Code Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Project, the curtain wall of the Project, the structure or exterior appearance of the Project, or any other tenant’s use of such other tenant’s leased premises in the Project and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

2.2.2.3     Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.  All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease (other than Tenant’s furniture, trade fixtures not attached to the Premises and equipment).

SECTION 3

CONSTRUCTION DRAWINGS

3.1           Selection of Architect/Construction Drawings.  Tenant has retained H. Hendy & Associates as the approved architect (the “Architect”) to prepare the Construction Drawings.  Tenant shall also retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”.  The plans attached hereto as Schedule “1” are approved by Landlord and Tenant.  All Construction Drawings shall comply with the drawing format and specifications reasonably acceptable to and approved by Landlord.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2           Approved Working Drawings.  Landlord shall approve (or disapprove) working drawings prepared by Architect within five (5) business days after Landlord receives the final Working Drawings (the “Approved Working Drawings”).  Tenant shall submit the same to the City in which the Project is located and diligently pursue its receipt of all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or

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certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Tenant shall use its best efforts and all due diligence to cooperate with the Architect, the Engineers, and the Contractor to complete all phases of the Tenant Improvements, as soon as possible after the execution of the Lease.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1           Tenant’s Selection of Contractors.

4.1.1        The Contractor.  A general contractor shall be retained by Tenant to construct the Tenant Improvements and Tenant shall contract directly with such “Contractor”.  Landlord shall file a Notice of Non-Responsibility regarding payments under Tenant’s contract with the Contractor.  Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors supplied by Tenant and approved by Landlord.  In connection with the performance by Tenant of the Tenant Improvements pursuant to this Tenant Work Letter, the following general contractors are deemed acceptable to Tenant and Landlord:  (1) JLC; (2) Casco; and (3) Turelk.

4.1.2        Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.  If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written reasonable approval.

4.2           Construction of Tenant Improvements by Tenant’s Agency.

4.2.1        Construction Contract; Cost Budget.  Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval with regard to proper insurance and licensing requirements and any other areas which may adversely affect Landlord’s interest in the Project,  and which approval shall not be unreasonably withheld or delayed by more than five (5) business days after Landlord’s receipt of the Contract.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”).  Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements).  At Landlord’s option, the Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance.  In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2        Tenant’s Agents.

4.2.2.1     Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Project manager with respect to the use of freight, loading dock and service elevators, storage of materials,

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coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2     Indemnity.  Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any Project permit or certificate of occupancy for the Premises.

4.2.2.3     Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the applicable Commencement Date.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Project and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which maybe necessary to effect such right of direct enforcement.

4.2.2.3.1   Lien-Free Basis.  Tenant’s Contractor and agents shall perform all work on a lien-free basis (subject to Landlord’s obligation to make timely payments under this Exhibit “D”).  If a lien is filed or recorded against the Project due to, or in any way associated with, the construction of the Tenant Improvements, Tenant agrees to have such lien released of record (in a manner and form approved by Landlord) within five (5) days of Landlord’s notice to Tenant regarding same.  If Tenant fails to cause the release of such lien within such five (5) day period to Landlord’s satisfaction, Landlord may cause the removal of such lien, and Tenant agrees to repay Landlord for all costs and expenses incurred by Landlord to release the lien (including, but not limited to, the payment of the amount stated in the lien, any filing, processing, recording and attorneys’ fees) within ten (10) days of Landlord’s request therefor, and such amount shall be considered Additional Rent due under the Lease.  If Tenant fails to pay Landlord as aforesaid, such failure shall be deemed an uncured noticed material default under the Lease, and Landlord may pursue any remedy provided for under the Lease, at law or in equity.

4.2.2.4     Insurance Requirements

4.2.2.4.1   General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2   Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such  extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operating Coverage insurance, each in amounts not less than $500,000 for each incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3   General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until

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the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3        Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) Project material manufacturer’s specifications.

4.2.4        Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Project, the structure or exterior appearance of the Project or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5        Meetings.  Commencing upon the execution of this Lease, Tenant and Landlord shall hold meetings as required at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at the Premises or locations reasonably designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.3         Notice of Completion; Copy of “As Built” Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1           Tenant’s Representative.  Tenant has designated Dan Gilliam (telephone:   714-780-7259)  as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2           Landlord’s Representative.  Landlord shall designate an individual as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to

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Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3           Time of the Essence in This Tenant Work Letter.  Time is of the essence with respect to the provisions of this Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4           Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

5.5           Additional Services.  If the construction of the Tenant Improvements shall require that additional services or facilities (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlord’s cost or at a reasonable charge if the item involves time of Landlord’s personnel only.

5.6           Construction Defects.  Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant’s own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general.  Tenant shall indemnify, hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant’s contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements.

5.7           Coordination of Labor.  All of Tenant’s contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord’s contractors or by any other tenant or its contractors with respect to any portion of the Project or Development.

5.8           HVAC Systems.  Tenant agrees to be entirely responsible for the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant, partitions, doors, hardware or any other installations made by Tenant.

5.9           Approval of Plans.  Landlord will not check Tenant drawings for building code compliance.  Approval of the Construction Drawings by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant’s responsibility to meet and comply with all federal, state, and local code requirements.  Approval of the Construction Drawings does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

5.10         Substantial Completion.  For purposes of the Lease and this Tenant Work Letter,  “Substantial Completion” shall occur upon the substantial completion of construction of the Tenant Improvements in the applicable portions of the Premises pursuant to the Approved Working Drawings, with the exception of any punch list work and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant; provided, however, in the event such substantial completion is delayed as a result of the acts or omissions of Tenant or any of the Tenant Parties (as defined in the Lease), or a breach of this Lease by Tenant, then Substantial Completion shall be deemed to have occurred on the date it would have otherwise occurred, absent such acts and omissions and breaches.

5.11         Landlord Delay.

5.11.1      If there are not two (2) different Commencement Dates (i.e., occurring on 2 different dates) under the Basic Lease Provisions above, then this Section 5.11.1 (as opposed to Section 5.11.2 below) shall apply.  If Substantial Completion occurs after the 9/17 Date, then the 9/17 Date set forth in the definition of Commencement Date in the Lease shall be extended (up to a maximum of the number of days, if any, during the period between the 9/17 Date and the date of Substantial Completion)

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one (1) day for each day (if any) that Substantial Completion of the Tenant Improvements in the Premises has been delayed as a result of a “Landlord Delay”.  The term “Landlord Delay” shall mean only an actual delay in the Substantial Completion of the Tenant Improvements in the Premises which is caused by the failure of Landlord to comply with Landlord’s obligations expressly set forth in this Tenant Work Letter.  Notwithstanding anything to the contrary contained herein, any delays to the extent caused by or attributable to the acts, omissions or misconduct of Tenant or any of the Tenant Parties shall not be deemed to constitute a Landlord Delay.  In addition, no Landlord Delay shall be deemed to have occurred unless and until (i) Tenant has given Landlord written notice that an act or omission on the part of Landlord is about to occur or has occurred which will cause a delay in the Substantial Completion of the Tenant Improvements in the Premises, and (ii) Landlord has failed to cure such delay within one (1) business day after Landlord’s receipt of such notice from Tenant, in which case the number of days of delay after such notice shall, to the extent such delay is attributable to the circumstances described in the definition of Landlord Delay, be deemed to be a Landlord Delay.

5.11.2      If there are two (2) different Commencement Dates (i.e., occurring on 2 different dates) under the Basic Lease Provisions above, then this Section 5.11.2 (as opposed to 5.11.1 above) shall apply.  With respect to Suite 100, if Substantial Completion occurs after the 9/17 Date, then the 9/17 Date set forth in the definition of Commencement Date (for Suite 100) in the Lease shall be extended (up to a maximum of the number of days, if any, during the period between the 9/17 Date and the date of Substantial Completion) one (1) day for each day (if any) that Substantial Completion of the Tenant Improvements in Suite 100 has been delayed as a result of a “Landlord Delay”.  Additionally, with respect to Suite 200, if Substantial Completion occurs after the Suite 200 Hard Date, then the Suite 200 Hard Date set forth in the definition of Commencement Date (for Suite 200) in the Lease shall be extended (up to a maximum of the number of days, if any, during the period between the Suite 200 Hard Date and the date of Substantial Completion) one (1) day for each day (if any) that Substantial Completion of the Tenant Improvements in Suite 200 has been delayed as a result of a “Landlord Delay”.  The term “Landlord Delay” shall mean only an actual delay in the Substantial Completion of the Tenant Improvements in the applicable portion of the Premises which is caused by the failure of Landlord to comply with Landlord’s obligations expressly set forth in this Tenant Work Letter.  Notwithstanding anything to the contrary contained herein, any delays to the extent caused by or attributable to the acts, omissions or misconduct of Tenant or any of the Tenant Parties shall not be deemed to constitute a Landlord Delay.  In addition, no Landlord Delay shall be deemed to have occurred unless and until (i) Tenant has given Landlord written notice that an act or omission on the part of Landlord is about to occur or has occurred which will cause a delay in the Substantial Completion of the Tenant Improvements in the applicable portion of the Premises, and (ii) Landlord has failed to cure such delay within one (1) business day after Landlord’s receipt of such notice from Tenant, in which case the number of days of delay after such notice shall, to the extent such delay is attributable to the circumstances described in the definition of Landlord Delay, be deemed to be a Landlord Delay.

5.12         Force Majeure.

5.12.1      If there are not two (2) different Commencement Dates (i.e., occurring on 2 different dates) under the Basic Lease Provisions above, then this Section 5.12.1 (as opposed to Section 5.12.2 below) shall apply.  If Substantial Completion occurs after the 9/17 Date, then the 9/17 Date set forth in the definition of Commencement Date in the Lease shall be extended (up to a maximum of the number of days, if any, during the period between the 9/17 Date and the date of Substantial Completion, and not to exceed an aggregate 60-day extension under this Section 5.12) one (1) day for each day (if any) that Substantial Completion of the Tenant Improvements in the Premises has been delayed as a result of a “Tenant Force Majeure Delay”.  The term “ Tenant Force Majeure Delay” shall mean only an actual delay in the Substantial Completion of the Tenant Improvements in the Premises which is caused by any of the following to the extent they actually occur at the Premises or Project, and actually prevent Tenant from gaining access to the Premises or Project for the purpose of performing the Tenant Improvements in the Premises: (a) failure of power or utilities, (b) earthquakes, fire or other casualty, or (c) acts of terrorism, riot, war, insurrection, civil commotion, sabotage and/or national or local emergency.  Without limitation, financial inability shall not be considered Tenant Force Majeure Delay.  Notwithstanding anything to the contrary contained herein, any delays to the extent caused by or attributable to the acts, omissions or misconduct of Tenant or any of the Tenant Parties shall not be deemed to constitute a Tenant Force Majeure Delay.  In addition, no Tenant Force Majeure Delay  shall be deemed to have occurred unless and until (i) Tenant has given Landlord written notice that a circumstance has occurred constituting a Tenant Force Majeure Delay which will cause a delay in the Substantial Completion of the Tenant Improvements in the Premises, and (ii) Landlord has failed to cure such delay within one (1) business day after Landlord’s receipt of such notice from Tenant, in which case the number of days of delay after such notice shall, to the extent such delay is attributable to the circumstances described in the definition of Tenant Force Majeure Delay, be deemed to be a Tenant Force Majeure Delay.

5.12.2      If there are two (2) different Commencement Dates (i.e., occurring on 2 different dates) under the Basic Lease Provisions above, then this Section 5.12.2 (as opposed to 5.12.1 above) shall apply.  With respect to Suite 100, if Substantial Completion occurs after the 9/17 Date, then the 9/17 Date

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set forth in the definition of Commencement Date (for Suite 100) in the Lease shall be extended (up to a maximum of the number of days, if any, during the period between the 9/17 Date and the date of Substantial Completion, and not to exceed an aggregate 60-day extension for any portion of the Premises under this Section 5.12) one (1) day for each day (if any) that Substantial Completion of the Tenant Improvements in Suite 100 has been delayed as a result of a “Tenant Force Majeure Delay”.  Additionally, with respect to Suite 200, if Substantial Completion occurs after the Suite 200 Hard Date, then the Suite 200 Hard Date set forth in the definition of Commencement Date (for Suite 200) in the Lease shall be extended (up to a maximum of the number of days, if any, during the period between the Suite 200 Hard Date and the date of Substantial Completion, and not to exceed an aggregate 60-day extension for any portion of the Premises under this Section 5.12) one (1) day for each day (if any) that Substantial Completion of the Tenant Improvements in Suite 200 has been delayed as a result of a “Tenant Force Majeure Delay”.  The term “ Tenant Force Majeure Delay” shall mean only an actual delay in the Substantial Completion of the Tenant Improvements in the applicable portion of the Premises which is caused by any of the following to the extent they actually occur at the applicable portion of the Premises or Project, and actually prevent Tenant from gaining access to the applicable portion of the Premises or Project for the purpose of performing the Tenant Improvements in the applicable portion of the Premises: (a) failure of power or utilities, (b) earthquakes, fire or other casualty, or (c) acts of terrorism, riot, war, insurrection, civil commotion, sabotage and/or national or local emergency.  Without limitation, financial inability shall not be considered Tenant Force Majeure Delay.  Notwithstanding anything to the contrary contained herein, any delays to the extent caused by or attributable to the acts, omissions or misconduct of Tenant or any of the Tenant Parties shall not be deemed to constitute a Tenant Force Majeure Delay.  In addition, no Tenant Force Majeure Delay  shall be deemed to have occurred unless and until (i) Tenant has given Landlord written notice that a circumstance has occurred constituting a Tenant Force Majeure Delay which will cause a delay in the Substantial Completion of the Tenant Improvements in the applicable portion of the Premises, and (ii) Landlord has failed to cure such delay within one (1) business day after Landlord’s receipt of such notice from Tenant, in which case the number of days of delay after such notice shall, to the extent such delay is attributable to the circumstances described in the definition of Tenant Force Majeure Delay, be deemed to be a Tenant Force Majeure Delay.

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SCHEDULE “1”

APPROVED PLANS

HHA

ITERIS

ITERIS

SANTA ANA, CA

FIRST FLOOR

SPACE PLAN

SP-2.1

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APPROVED PLANS

N.I.C.
N.I.C.
AREA OF CONSTRUCTION

HHA

ITERIS

Iteris

SANTA ANA, CA
SECOND FLOOR

SPACE PLAN

SP-2.2

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EXHIBIT “E”

INTENTIONALLY OMITTED

1

EXHIBIT “F”

TEST LANE & PARKING

1

EXHIBIT “G”

JANITORIAL SPECIFICATIONS

CLEANING SPECIFICATIONS

1.  Daily Services – 5 days per week

A.           Empty all waste baskets (replace liners if necessary)

B.             Dust furniture and window ledges

C.             Sweep or dust mop all hard floors

D.            Spot damp mop coffee stains and marks on hard floors

E.              Spot clean carpet where possible if shampooing is not required

F.              Spot clean fingerprints on doors, walls (and wall switches)

G.             Spot clean partition glass

H.            Vacuum carpets in all open areas

I.                 Return all chairs and wastebaskets to their proper position.

2.     Weekly Services (as per Detailing Schedule)

A.           Detail vacuum edges, corners, and under furniture

B.             High dusting, including picture frames and tops of partitions (not higher than six feet)

C.             Low dusting, including chair rungs and lower ledges

D.            Thoroughly wet mop all hard floors

E.              Clean desk tops only when cleared of papers and files

3.     Monthly Services - (as per Detailing Schedule)

A.           Scrub and wax hard floors

B.             Dust window mini-blinds.

C.             Brush or vacuum upholstered furniture

4.     Quarterly Services

A.            Dust ceiling and wall vents

HOURS OF SERVICE

All work will be performed during the normal working hours of 6:00 p.m. and 2:30 a.m., Sunday through Thursday, 5 days a week if not otherwise scheduled by the management.

EXCLUSIONS

Not included in this contract are hand towels, toilet tissue, seat covers, sanitary products, hand soap and plastic trash liners will be supplied to all common areas and not to private restrooms.

HOLIDAYS OBSERVED

The following holidays are observed and service is not provided on these days.  An extra charge will be calculated for any services performed on these holidays at a rate of time and one-half.

1.  New Year’s Day

2.     Memorial Day

3.     Fourth of July

4.     Labor Day

5.     Thanksgiving Day

6.     Day After Thanksgiving

7.     Christmas Day

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EXHIBIT “H”

ESTOPPEL

TENANT ESTOPPEL CERTIFICATE

To:                              Bank of America, N. A.

Attention:     Relationship Administration

                     Real Estate Group

Re:

1.                                        The undersigned, as Tenant of approximately            square feet of space (the “Premises”) under that certain Lease dated                                               ,                        (the “Lease”) made with            , Landlord, covering space in Landlord’s building (the “Building”) in              County,                        , known as             , hereby certifies as follows:

(a)                                  That attached hereto as Exhibit “A” is a true, correct and complete copy of the Lease, together with all amendments thereto;

(b)                                 That the Lease is in full force and effect and has not been modified, supplemented or amended in any way except as set forth in Exhibit “A.” The interest of the undersigned in the Lease has not been assigned or encumbered;

(c)                                  That the Lease, as amended as indicated in Exhibit “A,” represents the entire agreement between the parties as to said leasing, and that there are no other agreements, written or oral, which affect the occupancy of the Premises by the undersigned;

(d)                                 That all insurance required of the undersigned under the Lease has been provided by the undersigned and all premiums have been paid;

(e)                                  That the commencement date of the term of the Lease was            ,         ;

(f)                                    That the expiration date of the term of the Lease is            ,            , including any presently exercised option or renewal term, and that the undersigned has no rights to renew, extend or cancel the Lease or to lease additional space in the Premises or the Building, except as expressly set forth in the Lease;

(g)                                 That in addition to the Premises, the undersigned has the right to use or rent             parking spaces in or near the Building during the term of the Lease;

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(h)                                 That the undersigned has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease (except as specified in            , a copy of which is attached hereto);

(i)                                     That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied. On this date there are no existing defenses, offsets, claims or credits which the undersigned has against the enforcement of the Lease except for prepaid rent through            (not to exceed one month);

(j)                                     That all contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full. All improvements or work required under the Lease to be made by Landlord to date, if any, have been completed to the satisfaction of the undersigned. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of the undersigned in the Building have been paid in full. The undersigned has accepted the Premises, subject to no conditions other than those set forth in the Lease. The undersigned has entered into occupancy of the Premises;

(k)                                  That the annual minimum rent currently payable under the Lease is $            and such rent has been paid through            ;

[(l)                             That the annual percentage rent currently payable under the Lease is at the rate of            and such rent has been paid through            ;]

[(m)                        That additional rent is payable under the Lease for (i) operating, maintenance or repair expenses, (ii) property taxes, (iii) consumer price index cost of living adjustments, or (iv) percentage of gross sales adjustments (i.e., adjustments made based on underpayments of percentage rent).  The base year amounts for additional rental items are as follows: (I) operating, maintenance or repair expenses $            , (2) property taxes $            , and (3) consumer price index            (indicate base year CPI level);]

(n)                                 That the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (except as expressly set forth in , a copy of which is attached hereto). No rents have been prepaid more than one (1) month in advance and full rental, including basic minimum rent, if any, has commenced to accrue;

(o)                                 That there are no defaults by the undersigned or Landlord under the Lease, and no event has occurred or situation exists that would, with the passage of time, constitute a default under the Lease;

(p)                                 That the undersigned has paid to Landlord a security deposit in the amount of $            ;

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(q)                                 That the undersigned has all governmental permits, licenses and consents required for the activities and operations being conducted or to be conducted by it in or around the Building; and

(r)                                    That as of this date there are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof.

2.                                        The undersigned represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Material on, under, in or about the Building or the land on which the Building is located, other than in the ordinary and commercially reasonable course of the business of the undersigned in compliance with all applicable laws. Except for any such legal and commercially reasonable use by the undersigned, the undersigned has no actual knowledge that any Hazardous Material is present or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land. As used herein, “Hazardous Material” means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is similarly designated, classified or regulated under any federal, state or local law or ordinance.

[If the tenant is signing an SNDA, delete any parts of Section 3 that are already in the SNDA.]

3.                                        The undersigned hereby agrees:

(a)                               To send a copy of any notice or demand given or made to Landlord pursuant to the provisions of the Lease to Bank of America, N.A. (“Lender”), who is or will be the owner and holder of a mortgage or deed of trust on the demised premises, or its assignee upon being notified in writing of such assignee’s name and address. Lender’s copy of said notice or demand shall be sent by certified mail at the same time the notice or demand is sent to Landlord, to Bank of America, N.A.,            , Attention: Relationship Administration, Real Estate Group;

(b)                              To give to the holder of said mortgage or deed of trust a reasonable period of time, but in no event less than thirty (30) days, to cure any default complained of in said notice or demand;

(c)                               That no consent of Landlord to any modification or assignment of the Lease or any termination of the Lease (other than in accordance with the express terms of the Lease) shall be effective without the prior written consent of the holder of said mortgage or deed of trust; and

(d)                              That in the event that the holder of said mortgage or deed of trust acquires title to the property encumbered by the mortgage or deed of trust, such holder will not be liable for any security deposit that the undersigned may have given to any previous landlord (including Landlord) which has not, as such, been transferred to such holder.

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4.                                       The undersigned acknowledges the right of Lender to rely upon the certifications and agreements in this Certificate in making a loan to Landlord. The undersigned hereby agrees to furnish Lender with such other and further estoppel certificates as Lender may reasonably request. The undersigned understands that in connection with such loan, Landlord’s interest in the rentals due under the Lease will be assigned to Lender pursuant to an assignment of leases by Landlord in favor of Lender. The undersigned agrees that if Lender shall notify the undersigned that a default has occurred under the documents evidencing such loan and shall demand that the undersigned pay rentals and other amounts due under the Lease to Lender, the undersigned will honor such demand notwithstanding any contrary instructions from Landlord.

EXECUTED this            day of            ,            .

By:
Name:
Title:

4

EXHIBIT “I”

SNDA

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:
Bank of America, National Association Real Estate Banking Group No. Attn.: Loan No.:

THIS SPACE ABOVE FOR RECORDER’S USE

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE:  THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

This Subordination, Nondisturbance and Attornment Agreement (this “Agreement”) dated                  ,           , is made among                                    (“Tenant”),                                    (“Landlord”), and Bank of America, N.A., a national banking association (“Lender”).

WHEREAS, Lender is the owner of a promissory or deed of trust note (herein, as it may have been or may be from time to time renewed, extended, amended, supplemented or restated, called the “Note”) dated                  , executed by Landlord payable to the order of Lender, in the face principal amount of $                 , bearing interest and payable as therein provided, secured by, among other things, a [Construction] Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Deed of Trust”), recorded or to be recorded in the real property records of                   County,                  , covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements (“Improvements”) thereon (such Land and Improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under a lease from Landlord dated                  , as amended on                                   ,                   (herein, as it may from time to time be renewed, extended, amended or supplemented, called the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Subordination.  Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Deed of Trust and the rights of Lender thereunder, and all right, title and interest of Lender in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of Landlord (or any prior landlord) to Lender which cover or affect the Property (the “Security Documents”).  This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Lender.

2.             Nondisturbance.  Lender agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

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(a)           Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Lender in the exercise of any of its foreclosure rights under the Deed of Trust or in connection with any conveyance in lieu of foreclosure, and

(b)           Lender will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.

3.             Attornment.

(a)           Tenant covenants and agrees that in the event of foreclosure of the Deed of Trust, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Lender if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall New Owner be:

(i)            liable for any act, omission, default, misrepresentation or breach of warranty of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property;

(ii)           subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);

(iii)          bound by any payment of rent, additional rent or other payments made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iv)          bound by any amendment or modification of the Lease hereafter made, or consent or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Lender; or

(v)           liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

(b)           The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party.  Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

4.             Estoppel Certificate.  Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Deed of Trust, a certificate regarding the status of the Lease, certifying (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) that to the best of Tenant’s knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) that to the best of Tenant’s knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.  If any of the foregoing statements are untrue, Tenant’s certificate shall state the reasons therefor.

5.             Acknowledgment and Agreement by Tenant.  Tenant acknowledges and agrees as follows:

(a)           Tenant acknowledges that in connection with the financing of the Property, Landlord is executing and delivering to Lender the Deed of Trust which contains an assignment of leases and rents.  Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease or the Property, subject to the provisions of this Agreement.  Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of, any provision of the Lease without the prior written consent of Lender.  Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due date therefor.  Tenant acknowledges that Lender will rely upon this instrument in connection with such financing.

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(b)           Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c)           From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to Lender, and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender and following the time when Lender shall have become entitled under the Deed of Trust to remedy the same.  In no event will Tenant exercise any such right less than 30 days after receipt of such notice or prior to the passage of such longer period of time as may be necessary to cure or remedy such default, act or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act or omission, during which period of time Lender shall be permitted to cure or remedy such default, act or omission.  Notwithstanding the foregoing, Lender shall have no duty or obligation to cure or remedy any breach or default.  It is specifically agreed that Tenant shall not, as to Lender, require cure of any such default which is personal to Landlord and therefore not susceptible to cure by Lender.

(d)           In the event that Lender notifies Tenant of a default under the Deed of Trust, Note or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Lender, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Lender, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Deed of Trust, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

(e)           Tenant shall send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

(f)            Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Lender and New Owner.

(g)           This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement and Tenant waives any requirement to the contrary in the Lease.

(h)           Lender and any New Owner shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Lender, New Owner or any other party.

(i)            Lender and any New Owner shall have no obligation nor shall they incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease, upon any renewal or extension thereof, or upon the addition of additional space pursuant to any expansion rights contained in the Lease.

(j)            Lender and any New Owner shall have no obligation nor shall they incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(k)           In the event that Lender or any New Owner shall acquire title to the Premises or the Property, Lender or such New Owner shall have no obligation, nor shall it incur any liability, beyond Lender’s or New Owner’s then-equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Lender or New Owner, if any, for the payment and discharge of any obligations imposed upon Lender or New Owner hereunder or under the Lease or for recovery of any judgment from Lender or New Owner, and in no event shall Lender, New Owner, or any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

(l)            Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state, or local law, on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or

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operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day-to-day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws.  Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Lender, as applicable, for any loss, liability, claim or expense, including cleanup and all other expenses, including legal fees that Landlord, New Owner or Lender, as applicable, may incur by reason of Tenant’s violation of the requirements of this Section 5(l).

6.             Acknowledgment and Agreement by Landlord.  Landlord, as landlord under the Lease and trustor under the Deed of Trust, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that:  (a) this Agreement does not constitute a waiver by Lender of any of its rights under the Deed of Trust, Note or Security Documents, nor does this Agreement in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Deed of Trust, Note and Security Documents; (b) the provisions of the Deed of Trust, Note and Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Lender upon receipt of a notice as set forth in Section 5(d) above from Lender and that Tenant is not obligated to inquire as to whether a default actually exists under the Deed of Trust or the Security Documents or otherwise in connection with the Note.  Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Lender in accordance with this Agreement.  Landlord represents and warrants to Lender that a true and complete copy of the Lease has been delivered by Landlord to Lender.

7.             Lease Status.  Landlord and Tenant certify to Lender that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8.             Notices.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed).  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt.  This Section 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9.             Miscellaneous.

(a)           This Agreement supersedes any inconsistent provision of the Lease.

(b)           Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien, security interest or provisions of the Deed of Trust, Note or Security Documents.

(c)           This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender, all obligations and liabilities of the assigning Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Lender.

(d)           THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

(e)           The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.  The terms “include” and “including” shall be interpreted as if followed by the words “without limitation.”

(f)            This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

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(g)           If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality or unenforceability did not exist.

(h)           [This Agreement will be recorded in the real property records of                   County,                  .]

[Signatures appear on the following page]

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NOTICE:  THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

ADDRESS OF LENDER:	LENDER:

BANK OF AMERICA, N.A., a national banking association

Attention:	By:
Name:
Title:

ADDRESS OF TENANT:	TENANT:

Attention:	By:
Name:
Title:

ADDRESS OF LANDLORD:	LANDLORD:

Attention:	By:
Name:
Title:

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GUARANTOR’S CONSENT

                                  , guarantor of the Lease, signs below to express its consent to the foregoing Agreement and its agreement that its guaranty of the Lease is and shall remain in full force and effect.

Dated:

By:
Name:
Title:

[Add Appropriate Acknowledgments]

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EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

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ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                  , before me,                  , a Notary Public in and for said County and State, personally appeared                  , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacit(-y/-ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public

[SEAL]

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                  , before me,                  , a Notary Public in and for said County and State, personally appeared                  , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacit(-y/-ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public

[SEAL]

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ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                  , before me,                  , a Notary Public in and for said County and State, personally appeared                  , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacit(-y/-ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public

[SEAL]

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